Exhibit 10.20

EXECUTION VERSION

CLARUS THERAPEUTICS, INC.,

as Issuer,

and any Guarantor that becomes party hereto pursuant to Section 4.10 hereof

12.5% Senior Secured Notes due 2025

INDENTURE

Dated as of March 12, 2020

U.S. BANK NATIONAL ASSOCIATION,
as Trustee and as Collateral Agent

i

Appendix A - Provisions Relating to Securities			A-1
EXHIBIT INDEX
Exhibit A	-	Form of Security and Trustee’s Certificate of Authentication	A-1
Exhibit B	-	Form of Transferee Letter of Representation	B-1
Exhibit C	-	Form of Supplemental Indenture	C-1
Exhibit D	-	Form of Intercreditor Agreement	D-1
Exhibit E	-	Form of Confidentiality Agreement	E-1
Exhibit F	-	Payment Subordination Terms	F-1
Exhibit G	-	Form of Portfolio Interest Certificate	G-1

INDENTURE dated as of March 12, 2020 among Clarus Therapeutics, Inc., a Delaware corporation with an address at 555 Skokie Boulevard, Suite 340, Northbrook, Illinois 60062 (the “Issuer”), any Guarantor that becomes party hereto pursuant to Section 4.10, and U.S. Bank National Association, as trustee (as more fully defined in Section 1.01, the “Trustee”) and as collateral agent (as more fully defined in Section 1.01, the “Collateral Agent”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Issuer’s 12.5% Senior Secured Notes due 2025 (as more fully defined in Section 1.01, the “Securities”).

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.

“ABL Agreement” has the meaning set forth in the Intercreditor Agreement.

“ABL Collateral” has the meaning set forth in the Intercreditor Agreement.

“ABL Documents” has the meaning set forth in the Intercreditor Agreement.

“ABL Obligations” has the meaning set forth in the Intercreditor Agreement.

“Accredited Investors” means institutional “accredited investors” as defined in Rule 501(a)(1), (a)(2), (a)(3) or (a)(7) of Regulation D under the Securities Act.

“Acquired Indebtedness” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged, amalgamated or consolidated with or into or became a Restricted Subsidiary of such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Securities” means the Issuer’s 12.5% Senior Secured Notes due 2025 that may be issued after the Issue Date pursuant to Section 2.01(c).

“Additional Securities Triggering Event” means the first date on which the Issuer has achieved at least $17,500,000 of JATENZO® Net Sales for the immediately preceding three calendar months ending prior to such date, beginning with respect to the calendar month during which the first commercial sale of JATENZO® occurs and ending with respect to the calendar month ending March 31, 2022.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Security (or portion thereof) to be redeemed on any redemption date, the amount, if any, by which (a) the present value at such redemption date of (1) the redemption price of the amount of principal of such Security to be redeemed on the First Call Date (as stated in the table immediately following the second paragraph under Paragraph 5 of the form of Security set forth in Exhibit A) plus (2) all required interest payments due on the amount of principal of such Security to be redeemed through the First Call Date (excluding accrued but unpaid interest, if any, to the redemption date), computed using a discount rate equal to the Treasury Rate in respect of such redemption date plus 100 basis points, exceeds (b) the amount of principal of such Security to be redeemed. The Trustee shall have no duty to calculate or verify the calculation of the Applicable Premium.

“Bank Indebtedness” means any and all amounts payable under or in respect of any Credit Agreement and the other Credit Agreement Documents, as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of such Credit Agreement), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

“Board of Directors” means, as to any Person, the board of directors, board of managers or similar governing body, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof. References in this Indenture to directors (on a Board of Directors) shall also be deemed to refer to managers (on a Board of Managers).

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or the city in which the Corporate Trust Office is located.

“Capital Stock” means:

(1) in the case of a corporation or company, corporate stock or shares;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) and membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; in each case to the extent treated as equity in accordance with GAAP.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease (or a finance lease upon adoption by the Issuer of ASU No. 2016-02, Leases (Topic 842)) that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP (but excluding any obligations that would have been classified as an operating lease in accordance with GAAP as of December 31, 2018).

“Cash Equivalents” means:

(1) U.S. Dollars, Canadian dollars, pounds sterling, euros or the national currency of any member state in the European Union;

(2) securities issued or directly and fully guaranteed or insured by the U.S. government, Canada, the United Kingdom or any country that is a member of the European Union or any agency or instrumentality thereof, in each case maturing not more than two years from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250,000,000 and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another nationally recognized statistical rating organization);

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above and clause (5) below entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper issued by a Person (other than an Affiliate of the Issuer) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another nationally recognized statistical rating organization), and in each case maturing within one year after the date of acquisition;

(6) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another nationally recognized statistical rating organization), in each case with maturities not exceeding two years from the date of acquisition;

(7) Indebtedness issued by Persons (other than an Affiliate of the Issuer) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another nationally recognized statistical rating organization), in each case with maturities not exceeding two years from the date of acquisition;

(8) marketable short-term money market and similar securities rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another nationally recognized statistical rating organization), and in each case maturing within twelve months after the date of creation thereof; and

(9) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (8) above.

“Change of Control” means the occurrence of any of the following events:

(i) the sale, lease, transfer, exclusive license or other disposition, in one or a series of related transactions, of all or substantially all the assets or issued and outstanding Capital Stock of the Issuer and its Subsidiaries, taken as a whole, to a Person or any “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, or any successor provision) other than (x) any of the Permitted Holders or (y) any of the Issuer or its Restricted Subsidiaries; or

(ii) the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any “group” acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, amalgamation, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the issued and outstanding Voting Stock of the Issuer.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control solely as a result of the Issuer becoming a direct or indirect wholly owned subsidiary of a holding company if (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Issuer’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but other than a holding company satisfying the requirements of this sentence) is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of Voting Stock representing 50% or more of the voting power of the Voting Stock of such holding company. For purposes of this definition, (1) no Change of Control shall be deemed to have occurred solely as a result of a transfer of assets among the Issuer and its Restricted Subsidiaries and (2) a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral Agent” means U.S. Bank National Association in its capacity as “Collateral Agent” under this Indenture and under the Security Documents and any successor thereto in such capacity.

“Collateral Agreement” means the Collateral Agreement dated as of the date hereof among the Issuer, any Guarantor that becomes party thereto pursuant to its terms, the Trustee and the Collateral Agent, as may be amended, extended, renewed, restated, supplemented, waived or otherwise modified from time to time.

“Confidentiality Agreement” means a confidentiality agreement (i) between the Issuer and any Holder or any holder of beneficial interests in the Securities in effect as of the Issue Date, (ii) substantially in the form of a confidentiality agreement described in clause (i) above or (iii) substantially in the form of Exhibit E.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries that is treated as interest expense in accordance with GAAP for such period, to the extent such expense was deducted in computing Consolidated Net Income; provided, that Consolidated Interest Expense shall not include any commitment, upfront, consent, agent, underwriting, legal, accounting or other financing fees and expenses incurred in connection with any issuance or amendment of Indebtedness (whether or not consummated); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; minus

(3) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” means, with respect to any Person, at any date (the “Consolidated Leverage Calculation Date”), the ratio of (i) Indebtedness of such Person and its Restricted Subsidiaries of the type described in clause (1)(a) or (b) of the definition of “Indebtedness” (if and to the extent that any of the foregoing (other than letters of credit that have been drawn and not reimbursed or cash collateralized and subject to the paragraphs following the definition of Indebtedness) would appear as a liability on a balance sheet), as of the Consolidated Leverage Calculation Date (determined on a consolidated basis in accordance with GAAP) to (ii) EBITDA of such Person for the most recent four full fiscal quarters ended on the last day of the most recent fiscal quarter for which internal financial statements are available immediately preceding such Consolidated Leverage Calculation Date. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases, defeases or redeems any Indebtedness subsequent to such last day but prior to the Consolidated Leverage Calculation Date, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase, defeasance or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect to treat all or any portion of the commitment under any agreement evidencing Indebtedness as being Incurred on the first day of the applicable four-quarter measurement period, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, Dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to a business, a division or an operating unit of a business, as applicable, that the Issuer or any of its Restricted Subsidiaries has determined to make or made during the applicable four-quarter measurement period or subsequent to such measurement period and on or prior to or simultaneously with the Consolidated Leverage Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, Dispositions, mergers, amalgamations, consolidations and discontinued operations (and the change of any associated Indebtedness and the change in EBITDA resulting therefrom) had occurred on the first day of the applicable four-quarter measurement period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, Disposition, merger, amalgamation, consolidation or discontinued operation, in each case, with respect to a business, a division or an operating unit of a business, as applicable, that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, Disposition, merger, amalgamation, consolidation or discontinued operation had occurred on the first day of the applicable four-quarter measurement period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer, to reflect operating expense reductions, cost savings and other operating improvements or synergies reasonably expected to result from the applicable event; provided, that any such expected operating expense reductions, cost savings, operating improvements or synergies shall not increase EBITDA by more than 20% in the aggregate for the most recent four full fiscal quarters ended on the last day of the most recent fiscal quarter for which internal financial statements are available immediately preceding the Consolidated Leverage Calculation Date.

For purposes of this definition, any amount in a currency other than U.S. Dollars will be converted to U.S. Dollars based on the average exchange rate for such currency for the most recent four full fiscal quarters immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

(1) any net after-tax extraordinary, non-recurring or unusual gains or losses, expenses, charges, costs and other similar items shall be excluded;

(2) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(3) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(4) any net after-tax income or loss from Disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on Disposal of Disposed, abandoned, transferred, closed or discontinued operations, and all costs and expenses incurred in connection therewith that are reasonably identifiable and factually supportable, shall be excluded;

(5) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business Dispositions or asset Dispositions other than in the ordinary course of business (as determined in good faith by the Issuer), and all costs and expenses incurred in connection therewith that are reasonably identifiable and factually supportable, shall be excluded;

(6) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness, and any unrealized gains and losses relating to Hedging Obligations or other derivative instruments, shall be excluded;

(7) the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(8) solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of “Cumulative Credit”, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination with respect to such Restricted Payment permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders or equityholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

(9) any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10) any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights (including any of the foregoing related to terminated employees) shall be excluded;

(11) any one-time non-cash compensation charges shall be excluded;

(12) accruals and reserves that are established or adjusted within 12 months after the Issue Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;

(13) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations shall be excluded;

(14) any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from Hedging Obligations, shall be excluded;

(15) solely for the purposes of calculating Restricted Payments, if positive, any permanent difference (but excluding, for the avoidance of doubt, any temporary difference the Issuer reasonably expects to be paid in cash in any future tax period) of (A) the Consolidated Taxes of the Issuer calculated in accordance with GAAP over (B) the actual Consolidated Taxes paid in cash by the Issuer during such period shall be excluded;

(16) any non-cash after-tax interest expense resulting from the application of Accounting Standards Codification Topic 470-20 “Debt — Debt With Conversion and Other Options” shall be excluded;

(17) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), such loss or expense amounts as are so reimbursed, or reimbursable, by insurance providers in respect of liability or casualty events or business interruption shall be excluded;

(18) to the extent covered by fees, costs, expenses and losses that are, or (without duplication) are required to be, covered by contractual indemnities, guaranty obligations, purchase price adjustments, insurance policies or other contractual reimbursement obligations of third parties, to the extent actually indemnified or reimbursed or with respect to which the Issuer has determined that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is actually indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period of any amount so added back to the extent not so indemnified or reimbursed within such 365 days), shall be excluded;

(19) one-time transaction costs or charges paid during such period in relation to (i) any Investment that is consummated during such period or (ii) any proposed Investment or any financing thereof that is not consummated, to the extent such costs or charges are cash amounts paid during such period, in each case, shall be excluded; and

(20) non-recurring expenses, charges or losses in connection with the undertaking of any restructuring, integration, business optimization or similar initiatives (including recruitment, severance and relocation bonuses, costs and expenses) paid or incurred during such period, to the extent that such expenses, charges or losses are reasonably identifiable and factually supportable, in each case, shall be excluded.

Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries of the Issuer or a Restricted Subsidiary of the Issuer to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.04 pursuant to clauses (5) and (6) of the definition of “Cumulative Credit”.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, but excluding any such charge that consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period.

“Consolidated Taxes” means, with respect to any Person for any period, the provision for taxes for such Person and its Restricted Subsidiaries based on income, profits or capital, including state, franchise, property and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations).

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlled Foreign Corporation” means a Person that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Convertible Note Indebtedness” means Indebtedness incurred by the Issuer or any Guarantor so long as such Indebtedness (i) is evidenced by a note or other debt instrument that is convertible into Equity Interests of the Issuer (and cash in lieu of fractional shares), (ii) is unsecured; (iii) does not have a stated maturity prior to the date that is six (6) months following March 1, 2025; (iv) has no scheduled amortization or principal payments or requires any mandatory redemptions or payments of principal prior to the date that is six (6) months following March 1, 2025 other than customary payments upon a change of control or fundamental change event (it being understood that conversion of any such Indebtedness shall not be considered a redemption or payment); (v) is by its terms subordinated in right of payment to the Securities reflecting the payment subordination terms set forth in Exhibit F; and (vi) otherwise has substantially the same terms as the Indebtedness of the Issuer incurred pursuant to those certain Note Purchase Agreements described on Schedule 5.15 of the Purchase Agreement.

“Corporate Trust Office” means the address of the Trustee specified in Section 12.01 or such other address as to which the Trustee may give notice to the Holders and the Issuer.

“Credit Agreement” means (i) if designated by the Issuer to be included in the definition of “Credit Agreement”, any revolving credit, line of credit or similar agreement, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or instrument extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or instrument or any successor or replacement agreement or agreements or instrument or instruments or increasing the amount loaned or issued thereunder or altering the maturity thereof and (ii) whether or not the agreements or instruments referred to in clause (i) above remain outstanding, and if designated by the Issuer to be included in the definition of “Credit Agreement”, one or more (a) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, or (b) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Credit Agreement Documents” means any Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time.

“Cumulative Credit” means the sum of (without duplication):

(1) 50% of the Consolidated Net Income for the period (taken as one accounting period, the “Reference Period”) from January 1, 2020 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payments (or, in the case such Consolidated Net Income for such Reference Period is a deficit, minus 100% of such deficit); plus

(2) 100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash, received by the Issuer on or after the Issue Date from the issue or sale of Equity Interests of the Issuer (excluding Refunding Capital Stock and Disqualified Stock), including Equity Interests issued upon conversion of Indebtedness or Disqualified Stock or upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary of the Issuer or to an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries); plus

(3) 100% of the aggregate amount of contributions to the capital of the Issuer received in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash after the Issue Date (other than Refunding Capital Stock and Disqualified Stock); plus

(4) the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Issuer or any Restricted Subsidiary thereof issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) that has been converted into or exchanged for Equity Interests in the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer (provided in the case of any such parent, such Indebtedness or Disqualified Stock is retired or extinguished); plus

(5) 100% of the aggregate amount received by the Issuer or any Restricted Subsidiary after the Issue Date in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash received by the Issuer or any Restricted Subsidiary after the Issue Date from:

(A) the Disposition (other than to the Issuer or a Restricted Subsidiary of the Issuer) of Restricted Investments made by the Issuer and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuer and its Restricted Subsidiaries by any Person (other than the Issuer or any of its Restricted Subsidiaries) and from repayments of loans or advances that constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (vii) of Section 4.04(b));

(B) Capital Stock of an Unrestricted Subsidiary; or

(C) a distribution or dividend from an Unrestricted Subsidiary; plus

(6) in the event any Unrestricted Subsidiary of the Issuer has been redesignated as a Restricted Subsidiary or has been merged, amalgamated or consolidated with or into, or transfers or conveys its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer, the Fair Market Value (as determined in good faith by the Issuer) of the Investment of the Issuer or a Restricted Subsidiary in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after taking into account any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (vii) of Section 4.04(b) or constituted a Permitted Investment), which Fair Market Value shall not exceed the amount invested in such Unrestricted Subsidiary by the Issuer and its Restricted Subsidiaries.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Deposit Account Control Agreement” means the Deposit Account Control Agreement dated as of the Issue Date among the Issuer, Silicon Valley Bank and the Collateral Agent, as may be amended, extended, renewed, restated, supplemented, waived or otherwise modified from time to time.

“Disposition” means the sale, assignment, conveyance, transfer, license or other disposition (whether in a single transaction or a series of related transactions) of property or assets of the Issuer or any Restricted Subsidiary of the Issuer.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control; provided that the relevant change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Capital Stock than the provisions of Section 4.08 and any purchase requirement triggered thereby may not become operative until after compliance with the provisions of Section 4.08 (including the purchase of any Securities tendered pursuant thereto));

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person; or

(3) is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control),

in each case prior to 91 days after the earlier of the Stated Maturity of the Securities and the date the Securities are no longer outstanding; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Domestic CFC Holdco” means any Domestic Subsidiary substantially all of the assets of which consist (directly or indirectly) of the Equity Interests (including interests treated as equity for tax purposes) or Indebtedness of one or more Controlled Foreign Corporations.

“Domestic Subsidiary” means any Subsidiary of the Issuer incorporated or organized under the laws of the United States of America or any political subdivision of the United States of America.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted (or otherwise not included) in calculating Consolidated Net Income:

(1) Consolidated Taxes; plus

(2) Consolidated Interest Expense plus all cash dividend payments (excluding items eliminated in consolidation) on a series of Preferred Stock or Disqualified Stock of such Person and its Subsidiaries that are Restricted Subsidiaries; plus

(3) Consolidated Non-cash Charges; plus

(4) Consolidated Net Income attributable to, or adding to the losses attributable to, the minority equity interests of third parties in any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary of such Person, except to the extent of dividends declared or paid with respect to such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties; plus

(5) any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Issuer or a Guarantor or net cash proceeds of the issuance of Equity Interests of the Issuer or a Guarantor (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit; plus

(6) any expenses in connection with earn-out obligations of such Person and its Restricted Subsidiaries for such period; plus

(7) any ordinary course dividend or distribution or other payment paid in cash and received from any Person in each case in excess of the amounts included in clause (7) of the definition of Consolidated Net Income; less, without duplication,

(8) non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” means, subject to Section 4.11, (i) any license, contract, permit or agreement of the Issuer or any of the Guarantors, if and only for so long as and to the extent that the grant of a security interest therein under the Security Documents would result in a breach or default under, or abandonment, invalidation or unenforceability of, that license, contract, permit or agreement (except (a) to the extent the relevant term that would result in such breach, default, abandonment, invalidation or unenforceability is rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or equivalent statutes of any jurisdiction) or any other applicable law or (b) any such license, contract, permit or agreement between the Issuer and any Subsidiary of the Issuer or between Subsidiaries of the Issuer), (ii) (a) any fee interest in real property (excluding fixtures) if the greater of the cost and the book value of such interest is less than $500,000 or (b) any leasehold interest in real property, (iii) any asset or property to the extent that the grant of a security interest in such asset or property is prohibited by any applicable law or requires a consent not obtained of any Governmental Authority pursuant to applicable law (except to the extent the law prohibiting such grant or requiring such consent is rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or equivalent statutes of any jurisdiction) or any other applicable law), (iv) any assets or property as to which the Issuer or the Collateral Agent (at the direction of the Holders of a majority in principal amount of the Securities then outstanding) reasonably determines in good faith that the costs of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby, (v) any Equity Interests of any Unrestricted Subsidiaries, (vi) any Equity Interests in a Controlled Foreign Corporation or Domestic CFC Holdco or any Subsidiary of a Controlled Foreign Corporation or Domestic CFC Holdco, other than 65% of the total outstanding voting Equity Interests and 100% of the total outstanding non-voting Equity Interests of (a) any First Tier Controlled Foreign Corporation and (b) any Domestic CFC Holdco to the extent and only for so long as the Issuer reasonably determines in good faith that permitting a pledge of 100% of such voting Equity Interests in the case of clause (a) or clause (b) above would result in material adverse tax consequences for the Issuer or any of its Subsidiaries (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) (it being understood that, in the case of clause (a) or clause (b) above, if a percentage less than 100% but greater than 65% of such voting Equity Interests may be pledged without any such material adverse tax consequences, then such percentage shall be pledged), (vii) any assets owned directly or indirectly by a First Tier Controlled Foreign Corporation or Domestic CFC Holdco to the extent and only for so long as the Issuer reasonably determines in good faith that permitting a pledge of such assets would reasonably be expected to result in material adverse tax consequences for the Issuer or any of its Subsidiaries (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction), (viii) any payroll accounts, payroll withholding tax accounts, pension and pension reserve accounts, employee benefit accounts, sales tax accounts, Government Receivables Accounts and petty cash accounts to the extent funded or maintained in the ordinary course of business or as required by law, (ix) any trademark or service mark applications filed in the United States Patent and Trademark Office on the basis of the intent of the Issuer or any Guarantor to use such trademark or service mark, unless and until evidence of use of such mark acceptable to the United States Patent and Trademark Office has been filed with the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C., et seq.), to the extent that granting a security interest in such application prior to such filing would adversely affect the validity or enforceability of such trademark application, (x) any vehicle that is (a) subject to a certificate of title and (b) obtained and used in the ordinary course of business and (xi) any Lockbox Account to the extent such Lockbox Account is pledged as collateral to secure any First Priority Lien Obligations.

“Fair Market Value” means, at any time of determination, with respect to any asset or property, the price (after taking into account any liabilities related to such asset or property) that could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“Federal Deposit Insurance Corporation” means the Federal Deposit Insurance Corporation or any successor thereto.

“Financial Officer” of any Person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such Person.

“First Amortization Date” means, with respect to any security, the date specified in such security as the fixed date on which the first payment of principal of such security is due and payable.

“First Lien Agent” means the Representative(s) of the holders of the First Priority Lien Obligations to the extent designated as such in an Intercreditor Agreement.

“First Priority Lien Obligations” means (i) all Secured Bank Indebtedness and (ii) all other Obligations (not constituting Indebtedness) of the Issuer and its Restricted Subsidiaries under the agreements governing Secured Bank Indebtedness, to the extent that, in the case of each of clause (i) or (ii), such Indebtedness or other Obligations are secured, in whole or in part, by the ABL Collateral and have otherwise been incurred in accordance with this Indenture.

“First Tier Controlled Foreign Corporation” means any First Tier Foreign Subsidiary that is a Controlled Foreign Corporation.

“First Tier Foreign Subsidiary” means any Foreign Subsidiary the Equity Interests of which are owned directly by the Issuer or a Guarantor.

“Foreign Subsidiary” means any Subsidiary of the Issuer that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, as in effect on the Issue Date, other than reports and financial information required to be delivered under Section 4.02, which shall be prepared in accordance with GAAP in effect as of the date thereof.

“Government Receivables Account” means a deposit account maintained in the name of the Issuer or any Guarantor into which solely the cash proceeds of Medicare or Medicaid account receivables (or account receivables from similar federal insurance programs) are deposited to the extent a Lien on such deposit account (or the funds on deposit therein or credited thereto) is not permitted under applicable law; provided that the Issuer or such Guarantor, as applicable, will deposit or cause to be deposited, promptly, and in any event no later than the first Business Day after the date of receipt thereof, all funds on deposit therein or credited thereto into a deposit account or securities account in which the Lien of the Collateral Agent is perfected under a valid and effective Account Control Agreement (as defined in the Collateral Agreement).

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantor” means any Person that shall have granted any Lien in favor of an ABL Collateral Agent (as defined in the Intercreditor Agreements) or the Collateral Agent on any of its assets or properties to secure any of the Obligations, including any such Person as debtor-in- possession and any receiver or trustee for such Person (or any similar officer under any Bankruptcy Law) in any proceeding under any Bankruptcy Law.

“guarantee” means a guarantee or other provision of credit support (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations, including by providing security therefor or by becoming a co-obligor with respect thereto. The term “guarantee”, when used as a verb, shall mean to provide a guarantee.

“Guarantee” means any guarantee of the obligations of the Issuer under this Indenture and the Securities by any Person in accordance with the provisions of this Indenture.

“Guarantor” means any Person that Incurs a Guarantee pursuant to Section 4.10; provided, however, that no Foreign Subsidiary or Domestic CFC Holdco shall be required to become a Guarantor if doing so would reasonably be expected to result in material adverse tax consequences for the Issuer or any of its Subsidiaries (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) as reasonably determined in good faith by the Issuer; provided, further, however, that no Immaterial Subsidiary shall be required to become a Guarantor; and, provided, further, that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Person ceases to be a Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices or to otherwise manage interest rate risk or currency exchange risk.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“Immaterial Subsidiary” means, at any time, any Subsidiary of the Issuer that (x) has not Incurred any Indebtedness and (y) has, excluding its Subsidiaries, (i) total assets that are individually less than 2.5% of the consolidated total assets of the Issuer and its Subsidiaries in the aggregate and (ii) gross revenues that are individually less than 2.5% of the consolidated gross revenues of the Issuer and its Subsidiaries in the aggregate; provided, however, that if, at any time, the aggregate amount of the consolidated total assets or consolidated gross revenues attributable to all Subsidiaries of the Issuer that would otherwise be Immaterial Subsidiaries exceeds 5.0% in the aggregate of the consolidated total assets or consolidated gross revenues, respectively, of the Issuer and its Subsidiaries, only those Immaterial Subsidiaries with the smallest percentage of assets (not exceeding 5.0% in the aggregate of the consolidated total assets of the Issuer and its Subsidiaries) shall constitute Immaterial Subsidiaries.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary; and “Incurrence” has a correlative meaning.

“Indebtedness” means, with respect to any Person:

(1) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business and (ii) any liabilities accrued in the ordinary course of business), which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations or (e) representing any Hedging Obligations, if and solely to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included and without duplication, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3) to the extent not otherwise included and without duplication, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by such Person) of such asset at such date of determination; and (b) the amount of such Indebtedness of such other Person; provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include: (i) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (ii) deferred or prepaid revenues; (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (iv) any earn-out obligations, contingent consideration, purchase price adjustments, deferred purchase price amounts, milestone or bonus payments (whether performance or time-based), and royalty, licensing, revenue or profit sharing arrangements, in each case, characterized as such and arising expressly out of purchase and sale contracts, development arrangements or licensing arrangements; (v) deferred compensation; (vi) accrued expenses; or (vii) obligations in respect of Preferred Stock that is not Disqualified Stock.

Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Accounting Standards Codification Section 815 and related interpretations to the extent such effects would otherwise increase or decrease the amount of Indebtedness deemed outstanding for purposes of this Indenture (so that such outstanding amount differs from the principal amount of such Indebtedness payable at maturity) as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Indenture.

“Indenture” means this Indenture, as amended, restated or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of recognized standing in the United States, that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.

“Intellectual Property” means, with respect to any Person, all intellectual property and proprietary rights in any jurisdiction throughout the world, and all corresponding rights, presently or hereafter existing, including: (i) all inventions (whether or not patentable or reduced to practice), all improvements thereto, and all patents, patent applications, industrial designs, industrial design applications, and patent disclosures, together with all reissues, continuations, continuations-in-part, revisions, divisionals, extensions, and reexaminations in connection therewith; (ii) all trademarks, trademark applications, tradenames, servicemarks, servicemark applications, trade dress, logos and designs, business names, company names, Internet domain names, and all other indicia of origin, all applications, registrations, and renewals in connection therewith, and all goodwill associated with any of the foregoing; (iii) all copyrights and other works of authorship, mask works, database rights and moral rights, and all applications, registrations, and renewals in connection therewith; (iv) all trade secrets, know-how, technologies, processes, techniques, new drug applications, abbreviated new drug applications, biologic license applications or 351(k) biologic license applications (or equivalent non-U.S. applications of any of the foregoing), protocols, methods, industrial models, designs, drawings, plans, specifications, research and development, biological, chemical, pharmacological, biochemical, toxological, pharmaceutical, physical and analytical, safety, quality control, manufacturing, technical, preclinical and clinical data (in each case, whether or not included in any regulatory filing) and confidential information (including technical information, customer and supplier lists, manufacturing processes, protocols and methods, pricing and cost information, and business and marketing plans and proposals); (v) all software (including source code, executable code, data, databases, and related documentation); (vi) all rights of privacy and publicity, including rights to the use of names, likenesses, images, voices, signatures and biographical information of real persons; and (vii) all copies and tangible embodiments or descriptions of any of the foregoing (in whatever form or medium).

“Intercreditor Agreement” means any intercreditor agreement, substantially in the form of Exhibit D (or such other form as shall be acceptable to the Holders of a majority in principal amount of the Securities than outstanding), among the holders of First Priority Lien Obligations or their Representative(s), the Trustee and/or the Collateral Agent, the Issuer and each Guarantor that may be party thereto from time to time, as it may be amended from time to time in accordance with this Indenture.

“Intercreditor Collateral” means ABL Collateral in which the Noteholder Secured Parties have a Lien.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) securities that have a rating equal to or higher than “Baa3” (or equivalent) by Moody’s or “BBB-” (or equivalent) by S&P, or an equivalent rating by any other Rating Agency, but excluding any debt securities or loans or advances between and among the Issuer and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) above, which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. Except as otherwise provided in this Indenture, the outstanding amount of any Investment shall be deemed to be the initial cost of such Investment when made, purchased or acquired (without giving effect to any adjustments for subsequent increases or decreases in value), but giving effect to any repayments, interest, returns, profits, dividends, distributions, proceeds, fees, income and other amounts actually received by the Issuer or any Restricted Subsidiary of the Issuer in respect of such Investment and determined without regard to any write-downs or write-offs of any investments, loans or advances in connection therewith. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary or ceases to be a Subsidiary (to the extent the Issuer retains an Investment in such Person); and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by the Issuer) at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Issuer.

“IRS” means the U.S. Internal Revenue Service.

“Issue Date” means March 12, 2020.

“Issuer” has the meaning set forth in the preamble hereof but, for the avoidance of doubt, shall not include any of its Subsidiaries.

“JATENZO®” means the testosterone undecanoate product to be marketed by or on behalf of the Issuer initially under the name JATENZO® (whether marketed under such name or any other name).

“JATENZO® Net Sales” means the gross amount billed or invoiced for sales of JATENZO® in arm’s length sales by the Issuer, any of its Affiliates or the Issuer’s licensees, sublicensees, assignees, transferees, distributors or other commercial partners (or any of their respective Affiliates) to independent, unrelated third parties, less the following deductions from such gross amounts that are actually incurred, allowed, accrued or specifically allocated in connection with such sales of JATENZO®: chargeback payments, rebates and similar allowances (or the equivalent thereof) granted to group purchasing organizations, managed health care organizations, distributors or wholesalers or to federal, state/provincial, local and other governments, including their agencies, or to trade customers. JATENZO® Net Sales, as set forth in this definition, shall be calculated applying, in accordance with GAAP, the standard accounting practices the selling Person customarily applies to other branded products sold by it or its Affiliates under similar trade terms and conditions.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell, or give a security interest in, such asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes of any jurisdiction)); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Lockbox Account” means any Deposit Account maintained at a depository institution whose customer deposits are insured by the Federal Deposit Insurance Corporation (to the extent required by law) or a similar institution in a jurisdiction other than the United States of America, into which account are paid solely the Proceeds of Inventory and Accounts that constitute ABL Collateral. All capitalized terms used in this definition and not defined elsewhere herein have the meanings assigned to them in the Uniform Commercial Code.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Issuer, (b) the ability of the Issuer to perform its obligations under this Indenture, the Securities and the Security Documents or (c) the validity or enforceability of this Indenture, the Securities and the Security Documents.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Noteholder First Lien Collateral” means any and all Notes Collateral other than Intercreditor Collateral.

“Noteholder Obligations” means the Obligations under this Indenture and the Securities.

“Noteholder Secured Parties” means, at any time, the Trustee, the Collateral Agent, each Holder and each other holder of, or obligee in respect of, any Noteholder Obligations outstanding at such time.

“Notes Collateral” means all property subject, or purported to be subject from time to time, to a Lien under any Security Documents, including (a) all Intellectual Property of the Issuer and the Guarantors and (b) the Interest Reserve Account. The Notes Collateral does not include the Excluded Assets.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided, however, that Obligations with respect to the Securities shall not include fees, indemnifications or other obligations in favor of the Trustee and the Collateral Agent.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by at least one Officer of the Issuer.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee and may be an employee of or counsel to the Issuer or the Trustee.

“Original Securities” means the Issuer’s 12.5% Senior Secured Notes due 2025 issued on the Issue Date pursuant to Section 2.01(b).

“Permitted Asset Sale” means:

(1) a Disposition of (i) Cash Equivalents or Investment Grade Securities, (ii) obsolete, damaged or worn-out assets, property or equipment in the ordinary course of business (including the abandonment or other Disposition of Intellectual Property that is, in the reasonable judgment of the Issuer, no longer economically practicable or commercially reasonable to maintain or useful in any material respect, taken as a whole, in the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole), (iii) Inventory (as defined in the Uniform Commercial Code) or goods (or other assets) held for sale in the ordinary course of business or (iv) equipment or other assets as part of a trade-in for replacement equipment;

(2) the Disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to Section 5.01 or any Disposition that constitutes a Change of Control;

(3) any Restricted Payment that is permitted to be made, and is made, under Section 4.04 or any Permitted Investment;

(4) any Disposition of assets or issuance or sale of Equity Interests of the Issuer or any Restricted Subsidiary, which assets or Equity Interests so Disposed or issued have an aggregate Fair Market Value (as determined in good faith by the Issuer) of less than $1,000,000 so long as at least 50% of the proceeds of such Disposition or issuance or sale of Equity Interests is in the form of Cash Equivalents;

(5) any Disposition of property or assets, or the issuance of securities, (i) by a Restricted Subsidiary of the Issuer to the Issuer or (ii) by the Issuer or a Restricted Subsidiary of the Issuer to a Guarantor (or to an entity that contemporaneously therewith becomes a Guarantor);

(6) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(7) the lease, assignment or sublease of any real or personal property in the ordinary course of business that, at the time of such lease, assignment or sublease, does not materially and adversely affect the Issuer’s business, financial condition or the value of the Notes Collateral, either individually or taken as a whole, as determined in good faith by the Issuer;

(8) any non-exclusive license to a third party in the ordinary course of the Issuer’s business to research, develop, make, have made, use or import Intellectual Property (including JATENZO®) so long as such non-exclusive license does not grant to any third party the right to sell, offer for sale, market or promote such Intellectual Property (including JATENZO®);

(9) any surrender or waiver of contract rights or the settlement of, release of, recovery on or surrender of contract, tort or other claims of any kind that does not materially and adversely affect the Issuer’s business, financial condition or the value of the Notes Collateral, either individually or taken as a whole, as determined in good faith by the Issuer;

(10) in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in each case, other than Intellectual Property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Issuer and its Restricted Subsidiaries taken as a whole, as determined in good faith by the Issuer;

(11) any Permitted Liens;

(12) any Disposition of Capital Stock of any Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary of the Issuer) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(13) any Disposition of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements that, at the time of such Disposition, does not materially and adversely affect the Issuer’s business, financial condition or the value of the Notes Collateral, either individually or taken as a whole, as determined in good faith by the Issuer;

(14) the issuance of Disqualified Stock pursuant to Section 4.03;

(15) any Disposition resulting from any involuntary loss of title or damage to, involuntary loss or destruction of, or condemnation or other taking of, any property or assets of the Issuer or any Restricted Subsidiary that, at the time of such Disposition, does not materially and adversely affect the Issuer’s business, financial condition or the value of the Notes Collateral, either individually or taken as a whole, as determined in good faith by the Issuer; and

(16) voluntary terminations, transitions, sales or other dispositions of Hedging Obligations.

“Permitted Holders” means, at any time, each of (i)(a) Thomas, McNerny & Partners, H.I.G, Ventures, and C-Bridge Capital (or, in each case, any Affiliate thereof) and (ii) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clause (i) of this definition and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of the Issuer (a “Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member and (2) no Person or other “group” (other than Permitted Holders specified in clause (i) of this definition) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group. Any Person or “group” whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in the Issuer or any Restricted Subsidiary; provided, that any Notes Collateral may be transferred pursuant to this clause (1) only to a Restricted Subsidiary that is a Guarantor;

(2) any Investment in Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Issuer or (b) such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer; provided, that any Notes Collateral may be transferred pursuant to this clause (3) only to a Restricted Subsidiary that is a Guarantor;

(4) any Investment in securities or other assets not constituting Cash Equivalents and received in connection with a Permitted Asset Sale;

(5) any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may be increased as required by the terms of such Investment as in existence on the Issue Date;

(6) advances to employees not in excess of $100,000 outstanding at any one time in the aggregate;

(7) any Investment acquired by the Issuer or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default or (c) in settlement of or other resolution of claims or disputes, and in each case, extensions, modifications and renewals thereof;

(8) Hedging Obligations permitted under Section 4.03(b)(x);

(9) Investments by the Issuer or any of its Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed $1,000,000 (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such person’s purchase of Equity Interests of the Issuer or any direct or indirect parent of the Issuer, not to exceed $500,000 at any one time outstanding pursuant to this clause (10);

(11) Investments the payment for which consists of Equity Interests of the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the definition of “Cumulative Credit”;

(12) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 4.07(b) (except transactions described in clauses (ii), (iv), (v), (viii)(B) or (ix) of such Section);

(13) Investments consisting of the non-exclusive licensing to a third party in the ordinary course of the Issuer’s business to research, develop, make, have made, use or import Intellectual Property (including JATENZO®) so long as such non-exclusive license does not grant to any third party the right to sell, offer for sale, market or promote such Intellectual Property (including JATENZO®);

(14) guarantees issued in accordance with Sections 4.03 and 4.10, including any guarantee or other obligation Incurred under any Credit Agreement in connection with any letter of credit issued for the account of the Issuer or any of its Subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit);

(15) Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or non-exclusive licenses or leases of Intellectual Property (where the Issuer or an applicable Restricted Subsidiary is the licensee or lessee), in each case in the ordinary course of business;

(16) (i) lease, utility and other similar deposits and (ii) prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits, in each case, in the ordinary course of business;

(17) any redemption or repurchase of the Securities permitted and made in accordance with the terms of this Indenture;

(18) Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by this Indenture;

(19) Investments of a Restricted Subsidiary of the Issuer acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with a Restricted Subsidiary of the Issuer in a transaction that is not prohibited by Article 5 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(20) any Investment in any Restricted Subsidiary of the Issuer or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(21) to the extent constituting an Investment, loans and advances relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in such capacity;

(22) Investments by the Issuer or its Restricted Subsidiaries consisting of deposits, prepayments or other credits to suppliers or landlords, and guarantees of business obligations to suppliers, landlords, customers, or licensees of the Issuer or any of its Subsidiaries; and

(23) Investments in Restricted Subsidiaries who are not Guarantors not to exceed $1,000,000 at any one time outstanding pursuant to this clause (23).

In the event that any Investment (or any portion thereof) meets the criteria of more than one of the categories of Permitted Investments described in clauses (1) through (23) above, or is entitled to be Incurred or made pursuant to Section 4.04, the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Investment (or any portion thereof) in any manner that complies with such categories above or Section 4.04. In addition, at the time of Incurrence or making of any Investment, the Issuer shall be entitled to divide and classify such Investment in more than one of the categories of Permitted Investments described above or described in Section 4.04.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for taxes, assessments or other governmental charges being contested in good faith by appropriate proceedings or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not overdue for more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or that are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business (including any Liens securing Indebtedness permitted to be Incurred pursuant to Section 4.03(b)(v) and Section 4.03(b)(xi));

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or title defects or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that were not Incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) (A) Liens on the ABL Collateral securing Indebtedness permitted to be Incurred pursuant to Section 4.03(b)(i) and ABL Obligations related thereto, which Liens shall be subject to the Intercreditor Agreements, and (B) Liens securing Indebtedness permitted to be Incurred pursuant to Section 4.03(b)(iv);

(7) (A) Liens securing the Securities or the Guarantees, including Liens arising under or relating to the Security Documents, and (B) the Lien securing the Issuer’s and the Guarantors’ payment obligations under Section 7.06;

(8) Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer;

(9) Liens on assets or property at the time the Issuer or a Restricted Subsidiary of the Issuer acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any Restricted Subsidiary of the Issuer; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or a Guarantor permitted to be Incurred or remain outstanding in accordance with Section 4.03;

(11) Liens securing Hedging Obligations not Incurred in violation of this Indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases and subleases of real property that do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer or any Guarantor;

(16) deposits made in the ordinary course of business to secure liability to insurance carriers;

(17) Liens on the Equity Interests of Unrestricted Subsidiaries;

(18) any non-exclusive license to a third party in the ordinary course of the Issuer’s business to research, develop, make, have made, use or import Intellectual Property (including JATENZO®) so long as such non-exclusive license does not grant to any third party the right to sell, offer for sale, market or promote such Intellectual Property (including JATENZO®);

(19) Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer’s or such Restricted Subsidiary’s client at which such equipment is located that do not materially and adversely affect the Issuer’s business, condition (financial or otherwise) or prospects or the value of the Notes Collateral, either individually or taken as a whole;

(20) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made that do not materially and adversely affect the Issuer’s business, financial condition or the value of the Notes Collateral, either individually or taken as a whole, as determined in good faith by the Issuer;

(21) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of inventory entered into in the ordinary course of business;

(22) Liens Incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business that do not, individually or in the aggregate, materially impair the value of the Notes Collateral;

(23) Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to Deposit Accounts (as defined in the Uniform Commercial Code) or other funds maintained with a depository or financial institution;

(24) Liens that secure Indebtedness Incurred in the ordinary course of business not to exceed $500,000 at any one time outstanding;

(25) any interest of title of a lessor under any lease of real or personal property;

(26) Liens on the identifiable proceeds of any property or asset subject to a Lien otherwise constituting a Permitted Lien;

(27) Liens arising on any real property as a result of eminent domain, condemnation or similar proceedings against such property; and

(28) Liens to secure the financing of insurance premiums permitted to be Incurred pursuant to Section 4.03(b)(xv).

“Person” means any individual, corporation, company, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

“Rating Agency” means (i) Moody’s, (ii) S&P or (iii) any “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Issuer or any direct or indirect parent of the Issuer as a replacement agency for Moody’s or S&P, as the case may be.

“Representative” means the trustee(s), agent(s) or representative(s) (if any) for an issue of Indebtedness; provided, however, that if, and for so long as, such Indebtedness lacks such a Representative, then the Representative for such Indebtedness shall at all times constitute the holder or holders of a majority in outstanding principal amount of obligations under such Indebtedness.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Indenture, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuer.

“S&P” means S&P Global Ratings or any successor to the rating agency business thereof.

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“Secured Bank Indebtedness” means any Bank Indebtedness that is secured by a Lien Incurred or deemed Incurred pursuant to clause (6)(A) of the definition of “Permitted Liens”.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Securities” means the Issuer’s 12.5% Senior Secured Notes due 2025 and shall include, for the avoidance of doubt, the Original Securities issued on the Issue Date and any Additional Securities and PIK Securities that may be issued after the Issue Date, in each case, as and to the extent issued pursuant to the terms and conditions of this Indenture.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the security agreements, pledge agreements, mortgages, collateral assignments and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating, perfecting or otherwise evidencing the security interests granted by the Issuer or any Guarantor in favor of the Collateral Agent in the Notes Collateral as contemplated by this Indenture, including the Collateral Agreement and the Deposit Account Control Agreement.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness of the Issuer that is (i) unsecured, (ii) by its terms subordinated in right of payment to the Securities or (iii) secured by Liens on Notes Collateral ranking junior to the Liens securing the Securities or (b) with respect to any Guarantor, any Indebtedness of such Guarantor that is (i) unsecured, (ii) by its terms subordinated in right of payment to its Guarantee or (iii) secured by Liens on Notes Collateral ranking junior to the Liens securing its Guarantee. For the avoidance of doubt, (x) Subordinated Indebtedness shall be deemed to include any Indebtedness reflecting the payment subordination terms set forth in Exhibit F and (y) any Convertible Note Indebtedness shall be deemed to be Subordinated Indebtedness.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (ii) any partnership, joint venture, limited liability company or similar entity of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, or (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. For purposes of clarity, a Subsidiary of a Person shall not include any Person that is under common control with the first Person solely by virtue of having directors, managers or trustees in common and shall not include any Person that is solely under common control with the first Person (i.e., a sister company with a common parent).

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as interpreted and in effect on the Issue Date; provided, however, that in the event the Trust Indenture Act of 1939 is amended or there is a change in its interpretation after the Issue Date, the term “TIA” shall mean, to the extent required by such amendment or such change in interpretation, the Trust Indenture Act of 1939, as so amended or interpreted. It is acknowledged that this Indenture will not be qualified under the TIA.

“Treasury Rate” means, in respect of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to such redemption date (or, if such Federal Reserve Statistical Release H.15 is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to the First Call Date; provided, that if the period from such redemption date to the First Call Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means:

(1) any officer within the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee to whom any corporate trust matter relating to this Indenture is referred because of such Person’s knowledge of and familiarity with the particular subject; and

(2) who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means such successor.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary; provided, however, that, in each such case, such Subsidiary does not own, acquire or license any Intellectual Property.

The Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries (i) do not at the time of designation have and do not thereafter Incur any Indebtedness that is guaranteed by the Issuer or any of its Restricted Subsidiaries (or that otherwise has recourse to the property or assets of the Issuer or any of its Restricted Subsidiaries) and (ii) do not at the time of designation and do not thereafter guarantee any other Indebtedness of the Issuer or any of its Restricted Subsidiaries; provided, further, however, that either:

(a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x) the Consolidated Leverage Ratio for the Issuer and its Restricted Subsidiaries would be less than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation; and

(y) no Event of Default shall have occurred and be continuing.

Any such designation by the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (ii) the sum of all such payments.

“Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.  Other Definitions.

Term	Defined in Section
“Acceleration”	6.02
“Affiliate Transaction”	4.07(a)
“After-Acquired Property”	4.13
“Bankruptcy Law”	6.01
“Base Currency”	12.14(b)(i)
“Change of Control Offer”	4.08(b)
“Confidential Information”	7.11
“Confidential Parties”	7.11
“Consolidated Leverage Calculation Date”	“Consolidated Leverage Ratio” definition
“covenant defeasance option”	8.01(c)
“Custodian”	6.01
“Definitive Security”	Appendix A

“Depository”	Appendix A
“Event of Default”	6.01
“First Call Date”	Exhibit A
“Global Security”	Appendix A
“Guaranteed Obligations”	10.01(a)
“Increased Amount”	4.11
“Interest Reserve Account”	4.18(a)
“Judgment Currency”	12.14(b)(i)
“legal defeasance option”	8.01(c)
“Paying Agent”	2.04(a)
“Payment Date”	Exhibit A
“Permitted Holder Group”	“Permitted Holder” definition
“PIK Interest”	Exhibit A
“PIK Payment”	2.01(d)
“PIK Payment Dates”	Exhibit A
“PIK Securities”	Exhibit A
“primary obligations”	“Contingent Obligations” definition
“primary obligor”	“Contingent Obligations” definition
Term	Defined in Section
“protected purchaser”	2.08
“Purchase Agreement”	Appendix A
“QIB”	Appendix A
“rate(s) of exchange”	12.14(d)
“Record Date”	Exhibit A
“Reference Period”	“Cumulative Credit” definition
“Refunding Capital Stock”	4.04(b)(ii)
“Registrar”	2.04(a)
“Restricted Payments”	4.04(a)
“Retired Capital Stock”	4.04(b)(ii)
“Securities”	Preamble
“Securities Custodian”	Appendix A
“Security Document Order”	11.09(i)
“Successor Company”	5.01(a)(i)
“Successor Guarantor”	5.02(a)(i)
“Tax Group”	4.04(b)(xiii)

SECTION 1.03.  Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) except as otherwise set forth in this Indenture, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as defined herein, and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as defined herein;

(c) the word “or” is not exclusive;

(d) the word “including” means including without limitation, and any item or list of items set forth following the word “including”, “include” or “includes” in this Indenture is set forth only for the purpose of indicating that, regardless of whatever other items are in the category in which such item or items are “included”, such item or items are in such category and shall not be construed as indicating the items in the category in which such item or items are “included” are limited to such item or items similar to such items;

(e) all references in this Indenture to any designated “Article”, “Section”, “Appendix”, “Exhibit”, definition and other subdivision are to the designated Article, Section, Appendix, Exhibit, definition and other subdivision, respectively, of this Indenture;

(f)  all references in this Indenture to (i) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Appendix, Exhibit and other subdivision, respectively, and (ii) the term “this Indenture” means this Indenture as a whole, including the Appendix and Exhibits;

(g)  words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders;

(h)  words in the singular include the plural and words in the plural include the singular;

(i)  the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP as defined herein;

(j)  the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(k)  “$” and “U.S. Dollars” each refers to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;

(l)  the words “asset” or “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;

(m)  unless otherwise specified, all references to an agreement or other document include references to such agreement or document as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth herein);

(n)  references to any law shall include such law as from time to time in effect, including any amendment, modification, codification, replacement or reenactment thereof or any substitution therefor;

(o)  all references to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment, transfer or delegation set forth herein), and any reference to a Person in a particular capacity excludes such Person in other capacities;

(p)  the word “will” shall be construed to have the same meaning and effect as the word “shall”; and

(q)  the parties to this Indenture agree that they have been represented by legal counsel during the negotiation and execution of this Indenture and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party or its representatives drafting such agreement or document.

ARTICLE 2

THE SECURITIES

SECTION 2.01.  Amount of Securities.

(a)  Except for any PIK Securities, the aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is limited to $75,000,000.

(b)  On the Issue Date, the Issuer shall issue and deliver, in accordance with this Article 2, Original Securities in an aggregate principal amount of $50,000,000.

(c)  On any Business Day on or prior to June 30, 2022 that does not fall between a Record Date and its related Payment Date (but, for the avoidance of doubt, only one Business Day, but not more than one Business Day), the Issuer may issue and deliver, in accordance with this Article 2, without the consent of any Holder or of any holder of beneficial interests in the Original Securities, upon five Business Days’ written notice to the Trustee, Additional Securities in an aggregate principal amount of up to $25,000,000; provided, that, as of such Business Day, as conditions to the issuance of such Additional Securities, (i) no Event of Default has occurred and is continuing, (ii) the Additional Securities Triggering Event has occurred and (iii) the Issuer shall deliver to the Trustee, in addition to the written order of the Issuer pursuant to Section 2.03, an Officer’s Certificate of the Issuer certifying as to the satisfaction of the foregoing clause (i) and clause (ii), describing in sufficient detail the basis for satisfying such clause (ii). Such Additional Securities shall have the same terms as the Original Securities, except that the issue date, the purchase price, the initial Payment Date and the initial date from which interest shall accrue may vary. If the Issuer determines that such Additional Securities are issued as part of a “qualified reopening” for U.S. federal income tax purposes, such Additional Securities will have the same CUSIP number as the Original Securities and for U.S. federal income tax purposes will have the same issue date and issue price as the Original Securities. If the Issuer determines that such Additional Securities are not issued as part of a “qualified reopening” for U.S. federal income tax purposes, such Additional Securities will be required to have a CUSIP number that is different than the CUSIP number of the Original Securities.

(d)  In connection with any valid election by the Issuer to pay PIK Interest in respect of the Securities in accordance with Paragraph 1(c) of the form of Security set forth in Exhibit A, and only in connection with such payment on any PIK Payment Date, the Issuer is required to, in accordance with the terms of the Securities, without the consent of any Holder or of any holder of beneficial interests in the Securities and without regard to Section 4.03, issue PIK Securities by delivering to the Trustee a written order of the Issuer signed by one Officer and increasing the outstanding principal amount of the Securities on such PIK Payment Date in accordance with Paragraph 1(c) of the form of Security set forth in Exhibit A (each, a “PIK Payment”).

(e)  The Securities, including the Original Securities, any Additional Securities and any PIK Securities, shall be treated as a single class for all purposes under this Indenture, including directions provided to the Trustee pursuant to Section 6.05 (including, for the avoidance of doubt directing the Trustee to exercise any remedy available to the Trustee or the exercising of any power conferred by this Indenture), waivers, amendments, redemptions and offers to purchase, and shall rank on a parity basis in right of payment and security.

SECTION 2.02.  Form and Dating. Provisions relating to the Securities are set forth in Appendix A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form, without interest coupons, and in minimum denominations of $250,000 and any integral multiple of $1,000 in excess thereof (or, after a PIK Payment, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof).

SECTION 2.03.  Execution and Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer (i) Original Securities for original issue on the Issue Date in an aggregate principal amount of $50,000,000, (ii) Additional Securities for original issue pursuant to Section 2.01(c) and (iii) PIK Securities issued in payment of PIK Interest in accordance with Paragraph 1(c) of the form of Security set forth in Exhibit A. Such order shall specify the amount of the Securities to be authenticated, if such Securities are Additional Securities, the form in which the Securities are to be authenticated and the date on which the original issue of Securities is to be authenticated.

One Officer shall sign the Securities for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

On any PIK Payment Date in respect of which the Issuer has validly elected to pay PIK Interest with respect to the Securities by increasing the outstanding principal amount of the Securities in accordance with Paragraph 1(c) of the form of Security set forth in Exhibit A, upon receipt from the Issuer of the written notice described in Section 4.02(g), (x) in the case of any such Securities that are Global Securities, the Trustee shall increase the principal amount of such Global Securities by an amount equal to the PIK Interest, rounded up to the nearest $1.00, for the relevant interest payment period on the principal amount of such Global Securities as of the related Record Date for such PIK Payment Date, to the credit of the Holders on such Record Date, pro rata in accordance with their interests, and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Securities) with respect to such Global Securities, by the Trustee or the Securities Custodian, to reflect such increase, and (y) in the case of any such Securities that are Definitive Securities, the Issuer shall issue Definitive Securities equal in principal amount to the PIK Interest, rounded up to the nearest $1.00, for the relevant interest payment period on the principal amount of such Definitive Securities as of the related Record Date for such PIK Payment Date.

SECTION 2.04.  Registrar and Paying Agent.

(a)  The Issuer shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes the Paying Agent and any additional paying agents. The Issuer initially appoints the Trustee as Registrar, Paying Agent and the Securities Custodian with respect to the Global Securities and as Registrar and Paying Agent with respect to the Definitive Securities.

(b)  The Issuer may enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Issuer or any of its domestically organized Wholly Owned Restricted Subsidiaries may act as Paying Agent or Registrar. Upon any Event of Default as described in Section 6.01(e) or Section 6.01(f), the Trustee shall automatically be the Paying Agent.

(c)  The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.07.

(d)  The Issuer shall promptly deliver to the Trustee (and any Holder upon written request) following the end of each calendar year a written notice specifying the amount of original issue discount, if any, accrued on the outstanding Securities for the previous calendar year, including daily rates and accrual periods, and such other information relating to original issue discount as may be required under the Code and applicable regulations, as amended from time to time.

SECTION 2.05.  Paying Agent to Hold Money in Trust. On or prior to each due date of the principal of and interest on any Security, the Issuer shall deposit with each Paying Agent (or if the Issuer or a Wholly Owned Restricted Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Securities, and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. If the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent if not otherwise so acting. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06.  Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders. The Issuer shall also maintain a copy of such list of the names and addresses of Holders at its registered office.

SECTION 2.07. Transfer and Exchange. The Securities shall be issued in registered form (as set forth in Treasury Regulations Section 5f.103-1(c)) and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with Appendix A. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Securities at the Registrar’s request. No service charge will be made for any registration of transfer or exchange of the Securities, but the Issuer may require payment from the Holder of a sum sufficient to pay all taxes (including transfer taxes), assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or of any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

Prior to the due presentation for registration of transfer of any Security, the Issuer, the Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, any Guarantor, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Any holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

SECTION 2.08.  Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuer or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Issuer and the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Trustee, the Paying Agent and the Registrar (if the Registrar also serves as the Paying Agent) and of the Issuer to protect the Issuer, each Guarantor, the Paying Agent and the Registrar (if the Trustee is not serving in the role of Paying Agent or Registrar, as the case may be) from any loss that any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security (including attorneys’ fees and disbursements in replacing such Security). In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuer in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

Every replacement Security is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

SECTION 2.09.  Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.09 as not outstanding. Subject to Section 12.04, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

If a Security is replaced pursuant to Section 2.08 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a protected purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.08.

If the principal amount of any Securities (or portions thereof) is considered paid under Section 4.01, such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10.  Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Securities and make them available for delivery in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Issuer, without charge to the Holder. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as Definitive Securities under this Indenture.

SECTION 2.11.  Cancellation. The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or cancellation. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Securities in accordance with its customary procedures. Certification of the destruction of all cancelled Securities shall be delivered to the Issuer. The Issuer may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

SECTION 2.12.  Defaulted Interest. If the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay the defaulted interest then borne by the Securities (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date and shall promptly provide or cause to be provided to each affected Holder a written notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The special record date for the payment of such defaulted interest shall not be more than 15 days and shall not be less than 10 days prior to the proposed payment date and shall not be less than 10 days after the receipt by the Trustee of the notice of the proposed payment.

SECTION 2.13.  CUSIP Numbers, ISINs, etc.. The Issuer in issuing the Securities may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs and “Common Code” numbers in notices (including notices of redemption) as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Securities or as contained in any notice that reliance may be placed only on the other identification numbers printed on the Securities and that any such notice shall not be affected by any defect in or omission of such numbers. The Issuer shall advise the Trustee of any change in the CUSIP numbers, ISINs and “Common Code” numbers.

SECTION 2.14.  Calculation of Principal Amount of Securities. The aggregate principal amount of the Securities, at any date of determination, shall be the aggregate principal amount of the Securities outstanding at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Securities, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Securities, the Holders of which have so consented, waived, approved or taken other action by (b) the aggregate principal amount, as of such date of determination, of the Securities then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 12.04. Any such calculation made pursuant to this Section 2.14 shall be made by the Issuer and delivered to the Trustee pursuant to an Officer’s Certificate. The Issuer and the Trustee agree that any action of the Holders may be evidenced by the Depository applicable procedures or by such other procedures as the Issuer and Trustee may agree.

SECTION 2.15.  Statement to Holders. After the end of each calendar year but not later than the latest date permitted by applicable law, the Trustee shall (or shall instruct any Paying Agent to) furnish to each Person who at any time during such calendar year was a Holder a statement (for example, a Form 1099 or any other means required by applicable law) prepared by the Issuer as may be required pursuant to the then-applicable regulations under the Code.

ARTICLE 3

REDEMPTION

SECTION 3.01.  Redemption. The Securities may be redeemed by the Issuer at its option, in whole, or from time to time in part, on any Business Day specified by the Issuer, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the form of Security set forth in Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to the redemption date.

SECTION 3.02.  Applicability of Article. Redemption of Securities at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article 3.

SECTION 3.03.  Notices to Trustee. If the Issuer elects to redeem Securities pursuant to the optional redemption provisions of Paragraph 5 of the Security, it shall notify the Trustee and the Holders in writing of (i) the Section of this Indenture and the Paragraph of the Security (if any) pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Securities to be redeemed and (iv) the redemption price (if then ascertainable).

The Issuer shall provide written notice to the Trustee provided for in this Section 3.03 at least 15 days but not more than 60 days (unless in connection with a discharge in accordance with Article 8 hereof) before a redemption date if the redemption is pursuant to Paragraph 5 of the Security. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be conditional or canceled at any time prior to written notice of the completion of the related redemption being provided to any Holder and shall thereby be void and of no effect.

SECTION 3.04.  Selection of Securities to Be Redeemed. In the case of any partial redemption, and if the Securities are Global Securities held by the Depository, the particular Securities or portions thereof to be redeemed shall be allocated on a pro rata pass-through distribution of principal basis in accordance with Depository procedures; provided, that, so long as the Securities are held in book-entry form, the selection for redemption of such Securities shall be made in accordance with the operational arrangements of the Depository then in effect, and if the Depository operational arrangements do not allow for redemption on a pro rata pass-through distribution of principal basis, the Securities will be selected for redemption, in accordance with Depository procedures, by lot. If the Securities are not Global Securities held by the Depository, selection of the Securities for redemption will be made by the Trustee on a pro rata basis to the extent practicable or such other method the Trustee deems fair and appropriate; provided that no Securities of $1,000 or less (or $1.00 or less after a PIK Payment) shall be redeemed in part. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000 (or larger than $1.00 after a PIK Payment). Securities and portions of them the Trustee selects shall be in amounts of $1,000 or any integral multiple of $1,000 in excess thereof (or $1.00 or any integral multiple of $1.00 in excess thereof after a PIK Payment). Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuer promptly of the Securities or portions of Securities to be redeemed and the principal amount thereof.

SECTION 3.05.  Notice of Optional Redemption.

(a)  At least 15 days but not more than 60 days before a redemption date pursuant to Paragraph 5 of the Security, the Issuer shall provide or cause to be provided a written notice of redemption to each Holder whose Securities are to be redeemed.

Any such notice shall identify the Securities to be redeemed and shall state:

(i)  the redemption date;

(ii) the redemption price (or manner of calculation thereof if not then known) and the amount of accrued and unpaid interest to the redemption date;

(iii)  the name and address of the Paying Agent;

(iv)  that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued and unpaid interest;

(v)  that all outstanding Securities are to be redeemed or, if fewer than all the outstanding Securities are to be redeemed, the certificate number(s) (in the case of Definitive Securities) and principal amounts of the particular Securities to be redeemed, the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

(vi)  that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii)  the CUSIP number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed;

(viii)  that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN or “Common Code” number, if any, listed in such notice or printed on the Securities; and (ix) such other matters as the Issuer deems desirable or appropriate.

Notice of any redemption pursuant to this Section 3.05 may, at the Issuer’s direction, be revocable and be subject to one or more conditions precedent, including the receipt by the Trustee, on or prior to the redemption date, of money sufficient to pay the principal of, and premium, if any, and interest on, the Securities being redeemed.

(b)  At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee a notice containing the information required by this Section 3.05 at least five Business Days (unless the Trustee consents to a shorter period) prior to the date such notice is to be provided to Holders.

SECTION 3.06.  Effect of Notice of Redemption. Once written notice of redemption is provided in accordance with Section 3.05, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, subject to the satisfaction or waiver of any conditions precedent in the notice of redemption. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest, to, but not including, the redemption date; provided, however, that if the redemption date is after a Record Date and on or prior to the related Payment Date, the accrued and unpaid interest shall be payable to the Holder of the redeemed Securities registered on such Record Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.07.  Deposit of Redemption Price. With respect to any Securities, prior to 10:00 a.m., New York City time, on the redemption date (provided that the Issuer shall have confirmed in writing to the Trustee the satisfaction or waiver of all conditions to such redemption pursuant to Section 3.05(a)), the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Wholly Owned Restricted Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Issuer to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Securities to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture. Upon redemption of any Securities by the Issuer, such redeemed Securities will be cancelled.

SECTION 3.08.  Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4

COVENANTS

SECTION 4.01.  Payment of Securities.

(a)  The Issuer shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. An installment of principal or interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds as of 12:00 noon New York City time money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture. The Issuer shall pay, during the continuance of an Event of Default, interest on the outstanding principal amount of the Securities at the rate borne by the Securities plus 2.00% per annum, and the Issuer shall pay interest on overdue installments of interest at the rate borne by the Securities plus 2.00% per annum to the extent lawful.

(b)  On each Payment Date, commencing on September 1, 2022, or on the succeeding Business Day if any such date is not a Business Day, the Issuer shall pay to the Holders an installment of principal of the Securities in accordance with the table below corresponding to the applicable Payment Date, where the applicable percentage is the percentage of (i) the initial aggregate principal amount of Original Securities issued on the Issue Date plus (ii) the initial aggregate principal amount of any Additional Securities issued on their date of issuance minus (iii) the aggregate principal amount of Securities redeemed or repurchased pursuant to this Indenture prior to such Payment Date:

Payment Date	Applicable Percentage
September 1, 2022	15%
March 1, 2023	15%
September 1, 2023	15%
March 1, 2024	15%
September 1, 2024	20%
March 1, 2025	All remaining outstanding principal of the Securities at such date

All payments calculated from the principal installment percentages set forth above shall be rounded to two decimal places.

SECTION 4.02.  Reports and Other Information.

(a)  Annual Financials. The Issuer shall deliver to the Trustee, as soon as available, but in any event within 150 days (or such earlier date on which the Issuer is required to file a Form 10-K under the Exchange Act, if applicable) after the end of each fiscal year of the Issuer, beginning with the fiscal year ending December 31, 2020, a consolidated balance sheet of the Issuer and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with GAAP, with such consolidated financial statements to be audited and accompanied by a report and opinion of the Issuer’s independent certified public accounting firm of recognized standing in the United States (which report and opinion shall be prepared in accordance with GAAP), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Issuer as of the dates and for the periods specified in accordance with GAAP; provided, however, that the Issuer shall be deemed to have made such delivery of such consolidated financial statements if such consolidated financial statements shall have been made available for free within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC); provided, further, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to EDGAR (or its successor).

(b)  Quarterly Financials. The Issuer shall deliver to the Trustee, as soon as available, but in any event within 60 days, or, in the case of the fiscal quarter ending March 31, 2020, 90 days (or such earlier date on which the Issuer is required to file a Form 10-Q under the Exchange Act, if applicable) after the end of each fiscal quarter of each fiscal year of the Issuer, beginning with the fiscal quarter ending March 31, 2020, a consolidated balance sheet of the Issuer and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated statements of income, cash flows and stockholders’ equity for such fiscal quarter and (in respect of the second, third and fourth fiscal quarters of such fiscal year) for the then-elapsed portion of the Issuer’s fiscal year, setting forth in each case in comparative form the figures for the comparable period or periods in the previous fiscal year, all prepared in accordance with GAAP; provided, however, that the Issuer shall be deemed to have made such delivery of such consolidated financial statements if such consolidated financial statements shall have been made available for free within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC); provided, further, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to EDGAR (or its successor). Such consolidated financial statements shall be certified by a Financial Officer as, to his or her knowledge, fairly presenting, in all material respects, the consolidated financial condition, results of operations and cash flows of the Issuer and its Subsidiaries as of the dates and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with the audited consolidated financial statements referred to under Section 4.02(a), subject to normal year-end audit adjustments and the absence of footnotes. Notwithstanding the foregoing, if the Issuer or any of its Subsidiaries have made an acquisition, the financial statements with respect to an acquired entity need not be included in the consolidated quarterly financial statements required to be delivered pursuant to this Section 4.02(b) until the first date upon which such quarterly financial statements are required to be so delivered that is at least 90 days after the date such acquisition is consummated.

(c)  Compliance with Indenture. The Issuer shall deliver to the Trustee, with the delivery of the financial statements required to be delivered pursuant to Sections 4.02(a) and (b) at the time periods specified therein, commencing with respect to the fiscal quarter ending June 30, 2020, an Officer’s Certificate certifying that to such Officer’s actual knowledge there is no Default or Event of Default that has occurred and is continuing or, if such Officer does know of any such Default or Event of Default, such Officer shall include in such certificate a description of such Default or Event of Default and its status with particularity.

(d)  Information During Event of Default. The Issuer shall deliver to the Trustee and the Holders, promptly, such additional information regarding the business or financial affairs of the Issuer or any of its Subsidiaries, or compliance with the terms of this Indenture, as the Trustee, any Holder or any holder of beneficial interests in the Securities may from time to time reasonably request during the existence of any Event of Default (subject to reasonable requirements of confidentiality, including requirements imposed by law or contract; and provided that the Issuer shall not be obligated to disclose any information that is reasonably subject to the assertion of attorney-client privilege).

(e)  Rule 144A Information. So long as the Issuer is not subject to either Section 13 or 15(d) of the Exchange Act, the Issuer shall deliver, in accordance with and subject to the provisions of Section 4.02(k), to the Holders, any holder of beneficial interests in the Securities and any prospective purchaser of the Securities or a beneficial interest therein designated by a Holder or such other Person, promptly upon the request of any such Person, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(f)  JATENZO® Net Sales. The Issuer shall deliver to the Trustee and, in accordance with and subject to the provisions of Section 4.02(k), the Holders a written notice with a calculation of JATENZO® Net Sales within 30 days after the end of each calendar month (beginning with respect to the calendar month during which the first commercial sale of JATENZO® occurs and ending with respect to the calendar month ending March 31, 2022) based on the information available to the Issuer at such date.

(g)  Notice of PIK Payment. The Issuer shall, no later than the Record Date in respect of the first Payment Date on which the Issuer elects to pay PIK Interest in accordance with Paragraph 1(c) of the form of Security set forth in Exhibit A, give written notice to the Trustee and each Holder (in accordance with and subject to the provisions of Section 4.02(k)) stating the percentage of the interest payment due on the Securities on such PIK Payment Date (but in no event greater than 36% of the total interest payment due on the Securities on such PIK Payment Date) that the Issuer elects to pay in the form of PIK Securities, which percentage shall also apply to each subsequent PIK Payment Date and may not be changed; provided, that if the Issuer does not provide such written notice no later than the Record Date in respect of such first Payment Date on which the Issuer elects to pay PIK Interest, then the Issuer may not pay PIK Interest on such Payment Date, but instead will be required to pay all interest due and payable on such Payment Date in cash. In addition, on any PIK Payment Date in respect of which the Issuer has validly elected to pay PIK Interest, the Issuer shall, no later than two Business Days prior to such PIK Payment Date, give written notice to the Trustee and each Holder (in accordance with and subject to the provisions of Section 4.02(k)) stating in respect of such PIK Payment Date (i) the aggregate amount of PIK Interest payable and (ii) the amount of such PIK Interest payable in respect of each $1,000 principal amount of Securities outstanding.

(h)  Notice of Compliance with Liquidity Covenant. The Issuer shall give written notice to the Trustee and, in accordance with and subject to the provisions of Section 4.02(k), each Holder (in accordance with and subject to the provisions of Section 4.02(k)) within ten Business Days after the end of each calendar month, commencing with March 31, 2020, certifying as to the amount of aggregate Cash Equivalents that the Issuer and the Guarantors, on a consolidated basis, had maintained as of the end of such calendar month (together with a copy of bank account statements as of or about 5:00 p.m. New York City time on the last day of such calendar month evidencing such amount of aggregate Cash Equivalents).

(i)  New Bank Accounts. Not less than five Business Days prior to the proposed opening or establishment of any new account (including any “deposit account”, “securities account” and “commodity account” as such terms are defined in the Uniform Commercial Code) in the name of or on behalf of the Issuer or any Restricted Subsidiary with any bank, financial institution, depositary institution, broker, securities intermediary, commodity intermediary or other Person engaged in similar activities (and in each case, other than any such accounts that would be considered an “Excluded Asset” pursuant to clause (viii) of the definition thereof in the good faith determination of the Issuer), the Issuer shall give written notice thereof to each Holder (in accordance with and subject to the provisions of Section 4.02(k)), the Trustee and, if different, the Collateral Agent. Such notice shall identify the purpose of such account, the name to be on the account (or the Person on whose behalf such account is to be opened or established), the amount expected to be held in such account and the Person with which such account is to be opened or established (together with similar information for all other existing accounts of the Issuer and its Restricted Subsidiaries).

(j)  New ABL Agreement. Not less than five Business Days prior to the proposed effective date of a new ABL Agreement (or any agreement that, if the applicable Intercreditor Agreement were in effect, would constitute an ABL Agreement thereunder) or the date on which the Issuer or any Restricted Subsidiary becomes bound by or in respect of any First Priority Lien Obligations (or any obligations that, if the applicable Intercreditor Agreement were in effect, would constitute First Priority Lien Obligations), the Issuer shall give written notice thereof to each Holder (in accordance with and subject to the provisions of Section 4.02(k)), the Trustee and, if different, the Collateral Agent. Such notice shall identify the proposed parties to such ABL Agreement or Persons to whom such First Priority Lien Obligations are expected to be owed and the expected maximum amount of lending commitments or availability thereunder and shall also include the proposed ABL Agreement and the related Intercreditor Agreement to the extent available.

(k)  Communication of Information.

(i)  The Issuer shall make available to the Holders (and holders of beneficial interests in the Securities), who shall have executed and delivered a Confidentiality Agreement in accordance with the terms of this Indenture, the information required to be delivered under this Section 4.02 by posting such information on Debtdomain or another similar electronic system, and the Issuer shall administer and maintain Debtdomain or such other similar electronic system for the Holders (and holders of beneficial interests in the Securities). Access by a Holder (or holder of beneficial interests in the Securities) to Debtdomain or such other similar electronic system shall be subject to the condition that such Holder (or such holder of beneficial interests in the Securities) shall have executed and delivered a Confidentiality Agreement in accordance with the terms of this Indenture. The Issuer shall maintain all such information posted on Debtdomain or such other similar electronic system for as long as the Securities are outstanding.

(ii) Delivery of information under this Section 4.02 to the Trustee shall be for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from any information contained therein, including compliance by the Issuer or any of its Subsidiaries with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates or certificates or statements delivered to the Trustee pursuant to Section 4.02(c)). Neither the Issuer nor the Guarantors shall be obligated to deliver any confidential reports or other confidential information to any Holder (or any holder of beneficial interests in the Securities) who has not executed a Confidentiality Agreement in accordance with the terms of this Indenture. The Issuer shall provide the Trustee with a list of such Holders (or holders of beneficial interests in the Securities) and shall update such list after the execution and delivery to the Issuer of a Confidentiality Agreement by any Person not already party to such a Confidentiality Agreement with the Issuer. The Trustee shall have no duty to monitor the Debtdomain site.

(iii) Cure Right. To the extent any information required to be delivered pursuant to Section 4.02(a), (b), (c) or (h) is not delivered within the time periods specified therein and such information is subsequently furnished, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default or Event of Default with respect thereto shall be deemed to have been cured unless the Securities have previously been accelerated in accordance with Section 6.02.

SECTION 4.03.  Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a)  The Issuer (i) shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock and (ii) shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock.

(b)  The limitations set forth in Section 4.03(a) shall not apply to:

(i)  the Incurrence by the Issuer or any Guarantor of Indebtedness under a Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) in the aggregate principal amount outstanding at any one time not to exceed $7,500,000;

(ii) the Incurrence by any of the Issuer and the Guarantors of Indebtedness represented by the Securities and the Guarantees;

(iii) Indebtedness existing on the Issue Date;

(iv)  Indebtedness (including Capitalized Lease Obligations) Incurred by the Issuer or any Guarantor, and Disqualified Stock issued by the Issuer or any Guarantor, to finance (whether prior to or within 270 days after) the acquisition, lease, construction, repair, replacement or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) that (A) is without recourse to any property or assets of the Issuer or any Restricted Subsidiary other than the assets so acquired, leased, constructed, repaired, replaced or improved and (B) is in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness and Disqualified Stock then outstanding that was Incurred pursuant to this clause (iv), does not exceed $2,000,000;

(v)  Indebtedness Incurred by the Issuer or any of its Restricted Subsidiaries with respect to letters of credit and bank guarantees issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from Governmental Authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(vi)  Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-outs, deferred purchase price, or similar obligations, in each case, Incurred in connection with any acquisition or Disposition of any business, any assets or a Subsidiary of the Issuer in accordance with the terms of this Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(vii)  Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owed to a Restricted Subsidiary that is not a Guarantor is subordinated in right of payment to the obligations of the Issuer under the Securities; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (vii);

(viii)  shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or a Guarantor; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Guarantor that holds such shares of Preferred Stock of a Restricted Subsidiary ceasing to be a Guarantor or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or a Guarantor) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (viii);

(ix)  Indebtedness of a Restricted Subsidiary to the Issuer or a Guarantor; provided, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Guarantor holding such Indebtedness ceasing to be a Guarantor or any other subsequent transfer of any such Indebtedness (except to the Issuer or a Guarantor or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (ix);

(x)  Hedging Obligations of the Issuer or any Guarantor entered into in the ordinary course of business that are not Incurred for speculative purposes but: (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales;

(xi)  obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of (1) performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any Restricted Subsidiary or (2) workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, bankers’ acceptances, export or import indemnities, customs bonds, revenue bonds or other similar instruments, in each case, incurred in the ordinary course of business or consistent with past practice or industry practice;

(xii)  Indebtedness or Disqualified Stock of the Issuer or any Guarantor not otherwise permitted under this Indenture in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness and Disqualified Stock then outstanding and Incurred pursuant to this clause (xii), does not exceed $1,000,000 at any one time outstanding;

(xiii)  any guarantee by the Issuer or a Guarantor of Indebtedness or other obligations of the Issuer or any other Guarantor so long as the Incurrence of such Indebtedness Incurred by the Issuer or such other Guarantor is permitted under the terms of this Indenture; provided that if such Indebtedness is by its express terms unsecured and subordinated in right of payment to the Securities or the Guarantee of such other Guarantor, as applicable, any such guarantee of such Guarantor with respect to such Indebtedness shall be unsecured and subordinated in right of payment to such Guarantor’s Guarantee with respect to the Securities substantially to the same extent as such Indebtedness is subordinated to the Securities or the Guarantee of such other Guarantor, as applicable;

(xiv)  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days after its Incurrence;

(xv)  Indebtedness of the Issuer or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xvi)  Indebtedness of the Issuer or any Guarantor issued to (x) any joint venture (regardless of the form of legal entity) that is not a Subsidiary or (y) any Unrestricted Subsidiary, in each case arising in the ordinary course of business or in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of the Issuer or any Guarantor that are implemented or maintained in the ordinary course of business;

(xvii)   Indebtedness of the Issuer or any Restricted Subsidiary incurred to finance the repurchase, redemption or other acquisition or retirement for value of any Capital Stock held by any current or former officer, director or employee of the Issuer, any Guarantor or any of their respective Restricted Subsidiaries, in the aggregate principal amount not to exceed $1,000,000 at any one time outstanding;

(xviii)  to the extent constituting Indebtedness, Indebtedness of the Issuer or any Restricted Subsidiary in the form of (a) guarantees of loans and advances to officers, directors, consultants, managers or employees of the Issuer, any Guarantor or any of their respective Restricted Subsidiaries, in the aggregate principal amount not to exceed $1,000,000 at any one time outstanding, (b) reimbursements owed to officers, directors, consultants, managers or employees of the Issuer, any Guarantor or any of their respective Restricted Subsidiaries for business expenses, or (c) deferred compensation or equity-based compensation to current or former officers, directors, consultants, managers or employees of the Issuer, any Guarantor or any of their respective Restricted Subsidiaries, in each case in the ordinary course of business;

(xix)  to the extent constituting Indebtedness, customer deposits and advance payments (including progress premiums) received in the ordinary course of business; and

(xx)  Convertible Note Indebtedness in the aggregate principal amount not to exceed $16,000,000 at any one time outstanding.

(c)  For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness or Disqualified Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xx) of Section 4.03(b), the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness or Disqualified Stock (or any portion thereof) in any manner that complies with this Section 4.03; provided, that any Indebtedness outstanding under the Credit Agreement on the Issue Date shall be allocated to Section 4.03(b)(i) and shall not be reallocated.

(d)  Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness with the same terms (including the issuance of PIK Securities in payment of interest on the Securities), the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of Disqualified Stock or Preferred Stock of the same class, amortization or accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies shall not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.03. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.03.

(e)  For purposes of determining compliance with any U.S. Dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. Dollar-equivalent principal amount of Indebtedness denominated in a non-U.S. currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the higher U.S. Dollar equivalent), in the case of revolving credit debt.

(f)  Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary of the Issuer may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values following the Incurrence of such Indebtedness.

SECTION 4.04.  Limitation on Restricted Payments.

(a)  The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)  declare or pay any dividend or make any distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Issuer (other than (A) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer or (B) dividends or distributions by a Restricted Subsidiary, provided that, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(ii) purchase or otherwise acquire or retire for value any Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer;

(iii) purchase or otherwise acquire or retire for value any Disqualified Stock of the Issuer or any direct or indirect parent of the Issuer;

(iv)  make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement, unless such sinking fund obligation, principal installment or final maturity occurs within one year of the Stated Maturity of the Securities, and (B) Indebtedness permitted under clauses (vii) and (ix) of Section 4.03(b)); or

(v)  make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (v) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment (other than a Restricted Payment under clause (iii) above, for which the following exception shall not be applicable):

(1)  no Default shall have occurred and be continuing or would occur as a consequence thereof; and

(2)  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (i), (iv), (v) (to the extent such dividends did not reduce Consolidated Net Income) and (xi) of Section 4.04(b), but excluding all other Restricted Payments permitted by Section 4.04(b)), is less than the amount equal to the Cumulative Credit (with the amount of any Restricted Payment made under this Section 4.04 in any property other than cash being equal to the Fair Market Value (as determined in good faith by the Issuer) of such property at the time made).

(b)  The provisions of Section 4.04(a) shall not prohibit:

(i)  the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

(ii) (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Issuer or any direct or indirect parent of the Issuer or Subordinated Indebtedness of the Issuer, any direct or indirect parent of the Issuer or any Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Issuer or any direct or indirect parent of the Issuer or contributions to the equity capital of the Issuer (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) (collectively, including any such contributions, “Refunding Capital Stock”); and (B) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Refunding Capital Stock;

(iii) the redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor that is Incurred in accordance with Section 4.03 so long as:

(A) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, plus any paid-in-kind interest, any tender premiums or any defeasance costs, fees and expenses Incurred in connection therewith);

(B) such Indebtedness by its terms is subordinated to the Securities and the related Guarantee, as the case may be, in right of payment and either unsecured or secured by a Lien junior as to priority with respect to the Notes Collateral, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value;

(C) such Indebtedness has a Stated Maturity and, if applicable, a First Amortization Date equal to or later than the earlier of (x) the Stated Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the Stated Maturity of any Securities then outstanding; and

(D)  such Indebtedness has a Weighted Average Life to Maturity at the time Incurred that is not less than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired;

(iv)  the repurchase, retirement or other acquisition (or dividends to any direct or indirect parent of the Issuer to finance any such repurchase, retirement or other acquisition) for value of Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by any future, present or former employee, director or consultant of the Issuer or any direct or indirect parent of the Issuer or any Subsidiary of the Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided that the aggregate amounts paid under this clause (iv) do not exceed $500,000 in any calendar year; provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(A)  the cash proceeds received by the Issuer or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) to members of management, directors or consultants of the Issuer and its Restricted Subsidiaries or any direct or indirect parent of the Issuer that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend shall not increase the amount available for Restricted Payments under clause (2) of Section 4.04(a)); plus

(B) the cash proceeds of key man life insurance policies received by the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) or the Issuer’s Restricted Subsidiaries after the Issue Date; provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any one or more calendar years; and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any present or former employees, directors, officers or consultants of the Issuer or any Restricted Subsidiary or the direct or indirect parent of the Issuer will not be deemed to constitute a Restricted Payment for purposes of this Section 4.04 or any other provision of this Indenture;

(v)  the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any Guarantor Incurred in accordance with Section 4.03;

(vi)  payments or distributions to dissenting stockholders or equityholders pursuant to applicable law, pursuant to or in connection with a merger, amalgamation, consolidation or transfer of all or substantially all of the assets of the Issuer and the Restricted Subsidiaries, taken as a whole, that complies with Article 5, provided that as a result of such merger, amalgamation, consolidation or transfer of assets, the Issuer shall have made a Change of Control Offer (if required by this Indenture) and that all Securities tendered by Holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value;

(vii)  other Restricted Payments in an aggregate amount not to exceed $250,000;

(viii)  the distribution, as a dividend or otherwise, of (i) shares of Capital Stock of, or (ii) Indebtedness owed to the Issuer or a Restricted Subsidiary of the Issuer by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are Cash Equivalents);

(ix)  repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(x)  (A) Restricted Payments by the Issuer or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock or Indebtedness convertible into the Capital Stock of any such Person (or the direct or indirect parent of the Issuer) or (B) the issuance of Capital Stock upon conversion of Indebtedness convertible into the Capital Stock of the Issuer (or the direct or indirect parent of the Issuer) or the exercise of stock options or warrants;

(xi)  the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to those described under Section 4.08; provided that all Securities tendered by Holders in connection with a Change of Control Offer have been repurchased, redeemed or acquired for value;

(xii)  any distribution or contribution by the Issuer or a Subsidiary of the Issuer to allow the Issuer or any Subsidiary of the Issuer to pay any franchise or similar taxes required to maintain its corporate existence; provided, that in the case of any such distribution or contribution to a Subsidiary that is not a Restricted Subsidiary such Subsidiary had no other reasonable means to pay such franchise or similar tax and such Subsidiary agrees to reimburse the Issuer or applicable Subsidiary for any such distribution or contribution as promptly as reasonably possible; and

(xiii)  for any taxable period (or portion thereof) for which the Issuer, any Subsidiary of the Issuer, or any parent of the Issuer is a member of a group filing a consolidated, combined, unitary or similar income tax return (a “Tax Group”), such Person may distribute to the parent of such Tax Group any such consolidated, combined, unitary or similar taxes for which such parent is liable for such taxable period (or portion thereof) that are attributable to the taxable income of such Tax Group in an amount not to exceed the amount of any such taxes that such Person would have been required to pay (plus any amounts distributed to such member from another member of such Tax Group for further distribution to the parent) if it had been a stand-alone corporate taxpayer or it and its Subsidiaries had been a stand-alone Tax Group for the applicable taxable period; provided, that any such distributions are actually used to pay such tax liabilities;

provided, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (vii), (viii) and (xi) of this Section 4.04(b), no Default shall have occurred and be continuing or would occur as a consequence thereof and provided, further, that at the time of, and after giving effect to any Restricted Payment permitted under clauses (xii) and (xiii) of this Section 4.04(b), no Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

(c)  For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments”. Such designation shall only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of “Unrestricted Subsidiary”.

(d)  For purposes of determining compliance with this Section 4.04, in the event that a Restricted Payment (or any portion thereof) meets the criteria of more than one of the categories described in Section 4.04(b) or is entitled to be made pursuant to Section 4.04(a), the Issuer may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Restricted Payment (or any portion thereof) in any manner that complies with this Section 4.04.

SECTION 4.05.  Dividend and Other Payment Restrictions Affecting Subsidiaries. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)  (i) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits or (ii) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(b)  make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(c)  sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

except in each case for such encumbrances or restrictions existing under or by reason of:

(1)  contractual encumbrances or restrictions in effect on the Issue Date;

(2)  this Indenture, the Guarantees, the Securities, the Security Documents or the Intercreditor Agreements;

(3)  applicable law or any applicable rule, regulation or order;

(4)  any agreement or other instrument relating to Indebtedness of a Person acquired by the Issuer or any Restricted Subsidiary that was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or guarantees utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(5)  contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the Disposition of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such Disposition;

(6)  documents relating to any Secured Indebtedness otherwise permitted to be Incurred pursuant to Sections 4.03 and 4.11, which restrictions are restrictions on the transfer of assets securing such Secured Indebtedness;

(7)  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(8)  customary provisions in joint venture agreements, collaboration agreements, intellectual property licenses, manufacturing agreements, supply agreements, distribution agreements and other similar agreements entered into in the ordinary course of business;

(9)  purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business;

(10)  customary provisions contained in contracts, leases, licenses and other similar agreements entered into in the ordinary course of business (including non-assignment provisions);

(11)  other Indebtedness, Disqualified Stock or Preferred Stock (a) of the Issuer or any Restricted Subsidiary of the Issuer that is a Guarantor or (b) of any Restricted Subsidiary that is not a Guarantor so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuer’s ability to make anticipated principal or interest payments on the Securities (as determined in good faith by the Issuer), provided that in the case of each of clauses (a) and (b) above, such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred subsequent to the Issue Date under Section 4.03;

(12)  any Permitted Investment (to the extent such encumbrance or restriction was not made in contemplation of such Permitted Investment and was in existence on the date of such Permitted Investment);

(13)  customary provisions in partnership agreements, limited liability company agreements, joint venture agreements, or other similar organizational documents that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person; or

(14)  any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 4.05, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on other Capital Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary of the Issuer to other Indebtedness Incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

SECTION 4.06.  Asset Sales. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (a) make a Disposition or (b) issue or sell Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary of the Issuer) (whether in a single transaction or a series of related transactions), in each case except for Permitted Asset Sales.

SECTION 4.07.  Transactions with Affiliates.

(a)  The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or lease or Dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $100,000, unless such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person.

(b)  The provisions of Section 4.07(a) shall not apply to the following:

(i)  (A) any transaction or series of transactions between or among any of the Issuer and its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction), including any payment to, or lease or Disposition of any properties or assets to, or purchase of any property or assets from, or any contract, agreement, amendment, understanding, loan, advance or guarantee with, or for the benefit of, any of the Issuer and its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction), or (B) any merger, amalgamation or consolidation of the Issuer and any direct parent of the Issuer; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer and such merger, amalgamation or consolidation is otherwise not prohibited by the terms of this Indenture and is effected for a bona fide business purpose;

(ii)   Restricted Payments permitted by Section 4.04 and Permitted Investments (without giving effect to clause (12) of the definition of “Permitted Investments”);

(iii)   the payment of reasonable and customary compensation, benefits, fees and reimbursement of expenses paid to, and indemnity, contribution and insurance provided on behalf of, officers, directors, employees or consultants of the Issuer or any Restricted Subsidiary;

(iv)  transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 4.07(a);

(v)  payments, advances or loans (or cancellation of loans) to officers, directors, employees or consultants of the Issuer or any of the Restricted Subsidiaries of the Issuer and employment agreements, stock option plans, indemnification agreements, severance and separation agreements and other similar arrangements with such officers, directors, employees or consultants that, in each case, are either entered into in the ordinary course of business or approved by a majority of the disinterested members of the Board of Directors of the Issuer in good faith;

(vi)  any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the Holders of the Securities in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby as determined in good faith by the Issuer;

(vii)  the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders or equityholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any amendment thereto or similar transactions, agreements or arrangements that it may enter into thereafter; provided that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date shall only be permitted by this clause (vii) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the Holders of the Securities in any material respect than the original transaction, agreement or arrangement as in effect on the Issue Date;

(viii)  (A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Issuer and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (B) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business that are not otherwise prohibited by this Indenture;

(ix)  the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Person;

(x)  the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee or director benefit plans approved by the Board of Directors of the Issuer or any direct or indirect parent of the Issuer or of a Restricted Subsidiary of the Issuer, as appropriate, in good faith;

(xi)  any contribution to the capital of the Issuer;

(xii)  transactions permitted by, and complying with, Article 5;

(xiii)  pledges of Equity Interests of Unrestricted Subsidiaries; and

(xiv)  the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business.

SECTION 4.08.  Change of Control.

(a)  Upon a Change of Control, each Holder shall have the right to require the Issuer to repurchase all or any part of such Holder’s then outstanding Securities at a repurchase price in cash equal to the redemption price set forth in Paragraph 5 of the form of Security set forth in Exhibit A that would be applicable to the Securities at the time of such occurrence, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant Record Date to receive interest due on the related Payment Date), in accordance with the terms contemplated in this Section 4.08; provided, however, that notwithstanding the occurrence of a Change of Control, the Issuer shall not be obligated to repurchase any Securities pursuant to this Section 4.08 in the event that it has exercised (i) its unconditional right to redeem such Securities in accordance with Article 3 or (ii) its legal defeasance option or covenant defeasance option in accordance with Article 8.

(b)  Within 30 days following any Change of Control, except to the extent that the Issuer has exercised (x) its unconditional right to redeem the Securities by delivery of a notice of redemption in accordance with Article 3 or (y) its legal defeasance option or covenant defeasance option in accordance with Article 8, the Issuer shall provide a written notice (a “Change of Control Offer”) to each Holder with a copy to the Trustee stating:

(i)  that a Change of Control has occurred and that such Holder has the right to require the Issuer to repurchase such Holder’s Securities at a repurchase price in cash equal to the redemption price set forth in Paragraph 5 of the form of Security set forth in Exhibit A that would be applicable to the Securities at the time of such occurrence, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant Record Date to receive interest on the related Payment Date);

(ii)  [reserved];

(iii)   the date of repurchase (which shall be no earlier than 10 days nor later than 60 days from the date such written notice is provided), subject to extension in the event that the occurrence of such Change of Control is delayed beyond such date of repurchase; and

(iv)  the instructions determined by the Issuer, consistent with this Section 4.08, that a Holder must follow in order to have its Securities repurchased.

(c)  Holders electing to have a Security repurchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuer at the address specified in the Change of Control Offer (or otherwise in accordance with the applicable procedures of the Depository) at least three Business Days prior to the date of repurchase. The Holders shall be entitled to withdraw their election if the Issuer receives not later than two Business Days prior to the date of repurchase a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered for repurchase by the Holder and a statement that such Holder is withdrawing its election to have such Security repurchased. Holders whose Securities are repurchased only in part shall be issued new Securities equal in principal amount to the portion of the Securities surrendered but not repurchased. If the Securities are Global Securities held by the Depository, then the applicable operational procedures of the Depository for tendering and withdrawing securities will apply.

(d)  On the date of repurchase, all Securities repurchased by the Issuer under this Section 4.08 shall be delivered to the Trustee for cancellation, and the Issuer shall pay the repurchase price plus accrued and unpaid interest to the Holders entitled thereto.

(e)  A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(f)  Notwithstanding the foregoing provisions of this Section 4.08, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 applicable to a Change of Control Offer made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

(g)  Securities repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Securities issued but not outstanding or will be retired and canceled at the option of the Issuer. Securities purchased by a third party pursuant to Section 4.08(f) will have the status of Securities issued and outstanding.

(h)  At the time the Issuer delivers (or causes to be delivered) Securities to the Trustee that are to be accepted for repurchase, the Issuer shall also deliver an Officer’s Certificate to the Trustee stating that such Securities are to be accepted by the Issuer pursuant to and in accordance with the terms of this Section 4.08 and confirming whether the Securities will be considered issued but not outstanding, or include orders to cancel the repurchased Securities. A Security shall be deemed to have been accepted for repurchase at the time the Trustee, directly or through an agent, provides payment therefor upon receipt from or on behalf of the Issuer to the surrendering Holder.

(i)  Prior to providing written notice to the Holders of any Change of Control Offer, the Issuer shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent contained herein to the right of the Issuer to make such offer have been complied with.

(j)  The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.

SECTION 4.09.  Further Instruments and Acts. The Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.10.  Future Guarantors. The Issuer shall cause each Restricted Subsidiary, within 10 Business Days of becoming a Restricted Subsidiary, to execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit C pursuant to which such Restricted Subsidiary shall guarantee the Issuer’s Obligations under the Securities and this Indenture; provided, however, that no Foreign Subsidiary or Domestic CFC Holdco shall be required to become a Guarantor if doing so would reasonably be expected to result in material adverse tax consequences for the Issuer or any of its Subsidiaries (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) as reasonably determined in good faith by the Issuer; provided, further, however, that no Immaterial Subsidiary shall be required to become a Guarantor; provided, further, however, that if a Restricted Subsidiary ceases to be an Immaterial Subsidiary, the Issuer shall cause such Restricted Subsidiary, within 10 Business Days of ceasing to be an Immaterial Subsidiary, to execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit C pursuant to which such Restricted Subsidiary shall guarantee the Issuer’s Obligations under the Securities and this Indenture.

SECTION 4.11.  Liens. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist (a) any Lien (except Permitted Liens) on any asset or property of the Issuer or such Restricted Subsidiary or (b) any Lien on ABL Collateral securing any First Priority Lien Obligation of the Issuer or any Guarantor without effectively providing that the Securities or the applicable Guarantee, as the case may be, shall be secured by a junior security interest (subject to Permitted Liens) upon the assets or property constituting such ABL Collateral for such First Priority Lien Obligations; provided, however, that (x) all such Liens on the ABL Collateral shall be subject to the Intercreditor Agreements and (y) no such junior security interest upon any Lockbox Account constituting ABL Collateral shall be required.

Except with respect to clause (x) and clause (xi) of the definition of “Excluded Assets” and except with respect to clause (i) of the definition of “Excluded Assets,” but only with respect to lease and equipment financing to the extent otherwise permitted by this Indenture, no property or asset shall constitute an Excluded Asset to the extent it is pledged to secure any Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer.

For purposes of determining compliance with this Section 4.11, in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Liens described in the foregoing paragraph or permitted by clauses (1) through (28) of the definition of “Permitted Liens”, then the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing an item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.11.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, in each case in respect of such Indebtedness.

SECTION 4.12.  Maintenance of Office or Agency.

(a)  The Issuer shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be made. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the corporate trust place of payment and notices and demands may be made at the Corporate Trust Office of the Trustee as set forth in Section 12.01.

(b)  The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)  The Issuer hereby designates the Corporate Trust Office of the Trustee or its agent as such office or agency of the Issuer in accordance with Section 2.04.

SECTION 4.13.  After-Acquired Property. Upon the acquisition by any Issuer or any Guarantor of any assets or property, including any new Subsidiary (other than an Immaterial Subsidiary or Unrestricted Subsidiary) of the Issuer or any Guarantor (in each case, other than Excluded Assets) (“After-Acquired Property”), the Issuer or such Guarantor shall promptly execute and deliver such mortgages, deeds of trust, security instruments, pledge agreements, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Collateral Agent a perfected security interest or other Lien, subject only to Permitted Liens, in such After-Acquired Property and to have such After-Acquired Property (but subject to certain limitations, if applicable, including as described under Article 11) added to the Notes Collateral, and shall promptly deliver such Officer’s Certificates and Opinions of Counsel as are customary in secured financing transactions in the relevant jurisdictions or as are reasonably requested by the Trustee or the Collateral Agent (subject to customary assumptions, exceptions and qualifications), and thereupon all provisions of this Indenture relating to the Notes Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect; provided that if granting a security interest or Lien in such After-Acquired Property requires the consent of a third party, the Issuer shall use commercially reasonable efforts to obtain such consent with respect to the security interest or Lien for the benefit of the Collateral Agent on behalf of the Holders of the Securities; provided, further, that if such third party does not consent to the granting of such security interest or Lien after the use of such commercially reasonable efforts, the Issuer or such Guarantor, as the case may be, will not be required to provide such security interest or Lien (so long as no other Person is granted a Lien on such After-Acquired Property securing any Indebtedness following such acquisition or in contemplation thereof); and provided, further, that with respect to the security interest in After-Acquired Property that constitutes ABL Collateral securing First Priority Lien Obligations, such security interest securing the Securities and the Guarantees shall be subject to the Intercreditor Agreements. Notwithstanding the foregoing, if any property or assets of the Issuer or any Guarantor originally deemed to be an Excluded Asset at any point ceases to be an Excluded Asset pursuant to the definition of “Excluded Asset”, all or the applicable portion of such property and assets shall be deemed to be After-Acquired Property and shall be added to the Notes Collateral in accordance with the previous sentence.

SECTION 4.14.  Intellectual Property. The Issuer shall, at its sole expense, either directly or by using commercially reasonable efforts to cause any Restricted Subsidiary or any licensee to do so, take any and all commercially reasonable actions to (a) diligently maintain the material Intellectual Property owned or otherwise controlled by the Issuer or any Restricted Subsidiary and (b) to the extent the Issuer, any Restricted Subsidiary or any licensee in good faith determines appropriate, diligently defend or assert such Intellectual Property against infringement or interference by any other Persons and against any claims of invalidity or unenforceability by any other Persons (including, if determined appropriate in good faith by the Issuer or any Restricted Subsidiary, by bringing any legal action for infringement or defending any counterclaim of invalidity or action for declaratory judgment of non-infringement) in each case where the failure to so act, prepare, execute, deliver or file would reasonably be expected to have a Material Adverse Effect. The Issuer shall not, and shall use its commercially reasonable efforts to cause any Restricted Subsidiary or any licensee not to, disclaim or abandon, or fail to take any action the Issuer in good faith determines appropriate to prevent the disclaimer or abandonment of, the Intellectual Property owned or otherwise controlled by the Issuer or any Restricted Subsidiary, in each case where such disclaimer, abandonment or failure to take any such action would reasonably be expected to have a Material Adverse Effect. Notwithstanding anything in this Indenture to the contrary, except as otherwise permitted by this Indenture, in no event shall the Issuer or any Restricted Subsidiary license its Intellectual Property to any Person that is not the Issuer or a Guarantor, except in connection with a merger, amalgamation, consolidation or Disposition of all or substantially all of the assets of the Issuer and the Guarantors, taken as a whole, that complies with Article 5.

SECTION 4.15.  Line of Business. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any line of business other than those businesses engaged in on the Issue Date and businesses reasonably related thereto.

SECTION 4.16.  Use of Proceeds. The Issuer shall use, or will cause its Restricted Subsidiaries to use, the gross proceeds from the issuance and sale of the Securities to fund the Interest Reserve Account in accordance with Section 4.18, to pay fees, costs and expenses arising in connection with the issuance of the Securities, to support the commercialization, marketing and distribution of JATENZO® and for working capital and general corporate purposes.

SECTION 4.17.  Existence. Subject to Article 5, each of the Issuer and each Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its respective existence, rights (charter and statutory), license and franchises in accordance with its respective organizational documents (as the same may be amended from time to time).

SECTION 4.18.  Interest Reserve Account.

(a)  The Issuer shall establish and maintain a segregated account held with U.S. Bank National Association (or another segregated account in replacement thereof held with another U.S. federally insured depositary financial institution that is acting as the Trustee or other Paying Agent) in the name of the Trustee or other Paying Agent (acting in either case as an agent for or representative of the Collateral Agent), or in the name of the Issuer, in each case, subject to the Liens established under the Collateral Agreement and the other Security Documents (such account, the “Interest Reserve Account”). The Interest Reserve Account shall be established and maintained so as to create, perfect and establish the priority of the Liens established under the Collateral Agreement and the other Security Documents in such Interest Reserve Account and all funds and other assets or property from time to time deposited therein or credited thereto and otherwise to effectuate the Liens under the Security Documents. The Interest Reserve Account shall bear a designation clearly indicating that the funds and other assets or property deposited therein or credited thereto are held for the benefit of the Holders and the Trustee.

(b)  The Trustee or other Paying Agent, as applicable, shall have sole dominion and control over the Interest Reserve Account (including, among other things, the sole power to direct withdrawals or transfers from the Interest Reserve Account). The Trustee or other Paying Agent (acting in either case as an agent for or representative of the Collateral Agent), as applicable, shall make withdrawals and transfers from the Interest Reserve Account in accordance with the terms of this Indenture and the Securities. Each of the Issuer and the Trustee, any other Paying Agent and the Collateral Agent acknowledges and agrees that the Interest Reserve Account is a “securities account” within the meaning of Section 8-501 of the Uniform Commercial Code and that the Trustee or other Paying Agent, as applicable, has “control”, for purposes of Section 9-314 of the Uniform Commercial Code, of the Interest Reserve Account that is maintained with the Trustee or other Paying Agent. The Trustee hereby confirms that it has established account number 254800001 in the name of the Issuer for the benefit of the Holders and the Trustee as the Interest Reserve Account. The Issuer and the Trustee, any other Paying Agent and the Collateral Agent further agree that the jurisdiction of the Trustee, such other Paying Agent or the Collateral Agent, as applicable, for purposes of the Uniform Commercial Code shall be the State of New York. The crediting by the Trustee or other Paying Agent, as applicable, to the Interest Reserve Account of any asset or property that is not otherwise a financial asset by virtue of Section 8-102(a)(9)(i) of the Uniform Commercial Code or Section 8-102(a)(9)(ii) of the Uniform Commercial Code, including cash, shall constitute the “express agreement” of the Trustee or such other Paying Agent, as applicable, under Section 8-102(a)(9)(iii) of the Uniform Commercial Code that such property is a financial asset under such Section 8-102(a)(9)(iii) of the Uniform Commercial Code.

(c)  The Issuer will deposit, or cause to be deposited, on the Issue Date an amount of the gross proceeds from the sale of the Original Securities equal to $3,125,000 into the Interest Reserve Account. The Issuer shall maintain the Interest Reserve Account with U.S. Bank National Association until the balance in such account has been reduced to zero in accordance with Paragraph 1(e) of the form of Security set forth in Exhibit A. The funds in the Interest Reserve Account may not be withdrawn except to the extent the Collateral Agent is authorized to do so pursuant to Paragraph 1(e) of the Securities or, after the occurrence and during the continuance of any Event of Default, in connection with the exercise of remedies pursuant to the Security Documents.

SECTION 4.19.  Liquidity. The Issuer and the Guarantors, on a consolidated basis, shall maintain, as of the last day of each calendar month, commencing with March 31, 2020, aggregate Cash Equivalents in the amount of at least $10,000,000.

SECTION 4.20.  Right of First Offer; Additional Royalty Right Agreements.

(a)  Upon any proposed issuance of Additional Securities, the Issuer will grant to the initial purchasers of the Original Securities the right to purchase an aggregate amount of such Additional Securities in an amount equal to the same proportion that the principal amount of Original Securities each such purchaser initially purchased bears to the aggregate principal amount of Original Securities issued on the Issue Date and at a purchase price specified by the Issuer (which purchase price shall not be more than the purchase price per Additional Security being offered to other investors), with such right to purchase being exercised by each such purchaser by written notice to the Issuer no later than 15 days after being notified of such proposed issuance by the Issuer. To the extent that any of the initial purchasers of the Original Securities decline to exercise their right to purchase any Additional Securities (in whole or in part), the Issuer will promptly notify the other initial purchasers of the Original Securities that have exercised such right in full, in which case such other initial purchasers will have the right to purchase such remaining Additional Securities (subject to proportional reduction to the extent of the relative initial principal amount of Additional Securities purchased by other initial purchasers exercising the same right), on the same terms as any Additional Securities they previously exercised the right to purchase pursuant to the preceding sentence, with such right to purchase being exercised by each such purchaser by written notice to the Issuer no later than two Business Days after being notified of the opportunity to purchase such remaining Additional Securities by the Issuer. The Issuer shall consummate the transactions contemplated under this Section 4.20 directly with the initial purchasers of the Original Securities, and the Trustee shall have no obligations with respect to this Section 4.20 other than to authenticate and deliver Additional Securities in accordance with a written order signed by one Officer.

(b)  Notwithstanding anything to the contrary in this Article 4, in connection with the issuance of Additional Securities the Issuer may enter into royalty right agreements substantially similar to the royalty right agreements entered into by the Issuer on the Issue Date in connection with the issuance of the Original Securities, provided, that (x) the royalty rates in respect of such royalty right agreements will not exceed, with respect to any calendar year, (i) 0.33333% in respect of JATENZO® Net Sales up to $100,000,000 in such calendar year, (ii) 0.22222% in respect of JATENZO® Net Sales that are between $100,000,000 and $250,000,000 in such calendar year and (iii) 0.11111% in respect of JATENZO® Net Sales that are in excess of $250,000,000 in such calendar year and (y) the maximum amount payable in respect of such royalty right agreements will not exceed $4,840,872.

SECTION 4.21.  Compliance with Applicable Law. The Issuer shall, and shall cause each of its Restricted Subsidiaries to, comply with all applicable law with respect to this Indenture, the Securities and the Security Documents and all ancillary agreements related hereto and thereto, in each case, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Issuer and its Restricted Subsidiaries, taken as a whole.

SECTION 4.22.  Tax Matters. The Issuer shall, and shall cause each of its Subsidiaries to, (a) timely file all tax returns and reports as required by applicable law, and such returns and reports shall be true and correct in all respects, (b) pay all taxes, assessments or other governmental charges when due and payable, except those that are being contested in good faith by appropriate action and for which adequate reserves have been provided in accordance with GAAP, (c) not file any tax return or report under any name other than its exact legal name and (d) use commercially reasonable efforts to file any form (or comply with any administrative formalities) required for an exemption from or a reduction of any withholding tax for which it is eligible with respect to any payments received or receivable by the Issuer or any such Subsidiary, except, in each case, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

ARTICLE 5

SUCCESSOR COMPANY

SECTION 5.01.  When Issuer May Merge or Transfer Assets.

(a)  The Issuer shall not, directly or indirectly, merge, amalgamate or consolidate with or into or wind up or convert into (whether or not the Issuer is the surviving Person), or lease or Dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(i)  (x) the Issuer is the surviving Person or the Person formed by or surviving any such merger, amalgamation, consolidation, winding up or conversion (if other than the Issuer) or to which such lease or Disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia (the Issuer or such Person, as the case may be, being herein called the “Successor Company”); and (y) the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under this Indenture, the Securities, the Intercreditor Agreements and the Security Documents pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(ii)   immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Default shall have occurred and be continuing;

(iii)   immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness that becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), the Consolidated Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be less than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(iv)  each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Securities; and

(v)  the Successor Company (if other than the Issuer) shall have delivered to the Trustee (A) an Officer’s Certificate and an Opinion or Opinions of Counsel, each stating (to the extent applicable with respect to such Opinion or Opinions of Counsel) that such transaction and such supplemental indentures (if any) comply with this Indenture and the obligations of the Issuer under this Indenture, the Securities, the Intercreditor Agreements and the Security Documents remain obligations of the Successor Company and confirming the necessary actions to continue the perfection and priority of the Collateral Agent’s Lien in the Notes Collateral and of the preservation of its rights therein and (B) an Officer’s Certificate stating that such necessary actions have been taken (together with evidence thereof) promptly and in any event no later than 30 days following such transaction.

(b)  The Successor Company (if other than the Issuer) shall succeed to, and be substituted for, the Issuer under this Indenture, the Securities, the Intercreditor Agreements and the Security Documents, and in such event the Issuer will automatically be released and discharged from its obligations under this Indenture, the Securities and the Security Documents.

(c)  Notwithstanding the foregoing, the Issuer may merge, amalgamate or consolidate with or into or wind up or convert into, or lease or Dispose of all or substantially all of its properties or assets to, any Guarantor.

SECTION 5.02.  When Guarantors May Merge or Transfer Assets.

(a)  Subject to the provisions of Section 10.03 (which govern the release of a Guarantee upon the Disposition or exchange of the Capital Stock of a Guarantor), none of the Guarantors shall, and the Issuer shall not permit any Guarantor to, directly or indirectly, merge, amalgamate or consolidate with or into or wind up or convert into (whether or not such Guarantor is the surviving Person), or lease or Dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(i)  either (A) such Guarantor is the surviving Person or the Person formed by or surviving any such merger, amalgamation, consolidation, winding up or conversion (if other than such Guarantor) or to which such lease or Disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the jurisdiction of its formation (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”) and the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under this Indenture and, if applicable, such Guarantors’ Guarantee and the Security Documents pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee or (B) (x) such Disposition or merger, amalgamation or consolidation is made to a Person that is not the Issuer or a Restricted Subsidiary and is not in violation of Section 4.06 and (y) after giving effect to such Disposition, such Guarantor is no longer a Restricted Subsidiary; and

(ii)   the Successor Guarantor (if other than such Guarantor) or the Issuer shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such merger, amalgamation, consolidation, winding up, conversion, lease or Disposition and such supplemental indenture (if any) comply with this Indenture.

(b)  Except as otherwise provided in this Indenture, the Successor Guarantor (if other than such Guarantor) will succeed to, and be substituted for, such Guarantor under this Indenture, such Guarantor’s Guarantee and the Security Documents, and in such event such Guarantor will automatically be released and discharged from its obligations under this Indenture, such Guarantor’s Guarantee and the Security Documents.

(c)  Notwithstanding the foregoing, any Guarantor may merge, amalgamate or consolidate with or into or wind up or convert into, or lease or Dispose of all or substantially all of its properties or assets to, the Issuer or any other Guarantor.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01.  Events of Default. An “Event of Default” occurs if:

(a)  there is a default in any payment of interest on any Security when the same becomes due and payable (including interest evidenced by any PIK Securities), and such default continues for a period of 30 days;

(b)  there is a default in the payment of principal of or premium, if any, on any Security when due at its Stated Maturity, upon scheduled payment thereof, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise (including pursuant to Section 4.01(b));

(c)  the Issuer or any Guarantor fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (a) or (b) above) and such failure continues for 30 days after the notice specified below;

(d)  the Issuer or any Restricted Subsidiary (other than an Immaterial Subsidiary) fails to pay any Indebtedness within any applicable grace period after such payment is due and payable (including at final maturity) or the acceleration of any such Indebtedness by the holders thereof occurs because of a default, in each case, if the total principal amount of such Indebtedness unpaid or accelerated exceeds $1,000,000 or its non-U.S. currency equivalent;

(e)  the Issuer or any Restricted Subsidiary (other than an Immaterial Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:

(i)  commences a voluntary case;

(ii)  consents to the entry of an order for relief against it in an involuntary case;

(iii)  consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv)  makes a general assignment for the benefit of its creditors or takes any comparable action under any non-U.S. laws relating to insolvency;

(f)  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)  is for relief against the Issuer or any Restricted Subsidiary of the Issuer (other than an Immaterial Subsidiary) in an involuntary case;

(ii)   appoints a Custodian of the Issuer or any Restricted Subsidiary of the Issuer (other than an Immaterial Subsidiary) or for any substantial part of its property; or

(iii)   orders the winding up or liquidation of the Issuer or any Restricted Subsidiary of the Issuer (other than an Immaterial Subsidiary);

or any similar relief is granted under any non-U.S. laws and the order or decree remains unstayed and in effect for 60 days;

(g)  the Issuer or any Restricted Subsidiary fails to pay final judgments aggregating in excess of $1,000,000 or its non-U.S. currency equivalent (net of any amounts that are covered by enforceable insurance policies issued by solvent carriers or indemnities or payable from any escrow arrangement that is available to the Issuer or such Restricted Subsidiary for payment of such liability), which judgments are not discharged, waived or stayed for a period of 60 days following the entry thereof;

(h)  any representation or warranty made in writing by the Issuer or any Guarantor in any Transaction Document (as defined in the Purchase Agreement) in connection with the issuance and sale of the Securities proves to have been false or incorrect in any material respect on the date as of which made (or, if such representation or warranty is given as of a specific time, as of such time);

(i)  the Collateral Agent fails to have a perfected security interest in any portion of the Notes Collateral (i) with a value greater than $1,000,000 or (ii) that is material Intellectual Property, in each case, except as contemplated by this Indenture and the Security Documents or due to the failure on the part of the Collateral Agent to maintain custody of Notes Collateral within its control;

(j)  any Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof in accordance with this Indenture) or any Guarantor denies or disaffirms its obligations under this Indenture or any Guarantee and such Default continues for 10 days;

(k)  unless all of the Notes Collateral has been released from the Liens of the Collateral Agent in accordance with the provisions of the Security Documents with respect to the Securities, the Issuer shall assert or any Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any such Person that is a Subsidiary of the Issuer, the Issuer fails to cause such Subsidiary to rescind such assertions within 30 days after the Issuer has actual knowledge of such assertions; or

(l)  the Issuer or any Guarantor fails to comply for 30 days after notice with its obligations contained in the Security Documents, except for a failure with respect to Notes Collateral with an aggregate value of less than $1,000,000.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state law for the relief of debtors (or their non-U.S. equivalents). The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (c) or (l) above shall not constitute an Event of Default until the Trustee or the Holders of a majority in principal amount of the outstanding Securities notify the Issuer (and also the Trustee if given by the Holders) of the Default or after the date on which such Default should reasonably have been known or been aware of by the defaulting party and the Issuer does not cure such Default within the time specified in such clause (c) or (l) after receipt of such notice or after such date, as applicable. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”. The Issuer shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event that is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Issuer is taking or proposes to take in respect thereof.

SECTION 6.02.  Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(e) or 6.01(f) with respect to the Issuer) occurs and is continuing, the Trustee or the Holders of a majority in principal amount of outstanding Securities by written notice to the Issuer may, and if such notice is given by the Holders such notice shall be given to the Issuer and the Trustee, declare that the principal of, and the premium and accrued but unpaid interest on, all the Securities is due and payable. Upon such a declaration, such principal, premium and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(e) or 6.01(f) with respect to the Issuer occurs, the principal of, and the premium and accrued but unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

If the principal of, or premium or accrued and unpaid interest on, the Securities becomes due and payable as provided above (an “Acceleration”), the principal of, and the premium and accrued but unpaid interest on, the Securities that becomes due and payable shall equal the optional redemption price in effect on the date of such declaration (or the date set forth in the third sentence of this Section 6.02), as if such Acceleration were an optional redemption of the Securities effected thereby on such date of declaration (or the date set forth in the third sentence of this Section 6.02). The amounts described in the preceding sentence are intended to be liquidated damages and not unmatured interest or a penalty, and the Issuer agrees that such liquidated damages are reasonable under the circumstances. THE ISSUER EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION, INCLUDING IN CONNECTION WITH ANY VOLUNTARY OR INVOLUNTARY ACCELERATION OF THE OBLIGATIONS PURSUANT TO ANY PROCEEDING PURSUANT TO ANY BANKRUPTCY LAW OR PURSUANT TO A PLAN OF REORGANIZATION. The Issuer expressly agrees that: (a) such premium is reasonable and is the product of an arm’s-length transaction between sophisticated business people, ably represented by counsel; (b) such premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (c) there has been a course of conduct between the Holders and the Issuer giving specific consideration in this transaction for such agreement to pay such premium; and (d) the Issuer shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Issuer expressly acknowledges that its agreement to pay such premium to the Holders described in this Section 6.02 is a material inducement to the Holders to purchase the Securities.

In the event of any Event of Default specified in Section 6.01(d), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Securities, if within 30 days after such Event of Default arose the Issuer delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, (y) the Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Securities as described above be annulled, waived or rescinded upon the happening of any such events.

SECTION 6.03.  Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, but only at the written direction of Holders of a majority in principal amount of the then outstanding Securities, pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Securities, to enforce the performance of any provision of the Securities or this Indenture or to otherwise take the action or actions set forth in such direction to the extent such action or actions shall constitute an available remedy at law or in equity.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent permitted by law, all available remedies are cumulative.

SECTION 6.04.  Waiver of Existing Defaults. Provided the Securities are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in aggregate principal amount of the then outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences except (a) an uncured Default in the payment of the principal of or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default or Event of Default is waived, it is deemed cured and the Issuer, the Trustee and the Holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05.  Control by Majority. The Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06.  Limitation on Suits.

(a)  Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

(i)  the Holder gives the Trustee written notice stating that an Event of Default is continuing;

(ii)   the Holders of a majority in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(iii)  such Holder or Holders offer to the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(iv)  the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(v)  the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

(b)  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07.  Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in this Indenture or in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or Section 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Securities) and the amounts provided for in Section 7.06.

SECTION 6.09.  Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions and be a member of a creditors’ or other similar committee, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06.

SECTION 6.10.  Priorities. If the Trustee or the Collateral Agent collects any money or property pursuant to this Article 6 or any Security Document, the Trustee (after giving effect to Section 5.3 of the Collateral Agreement) shall pay out the money or property in the following order:

FIRST: to the Trustee and the Collateral Agent for amounts due under Section 7.06;

SECOND: to the Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and THIRD: to the Issuer or, to the extent the Trustee collects any amount for any Guarantor, to such Guarantor.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall provide to each Holder and the Issuer a written notice that states the record date, the payment date and amount to be paid.

SECTION 6.11.  Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable and documented attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

SECTION 6.12.  Waiver of Stay or Extension Laws. Neither the Issuer nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.13.  Holder Request. At the written request of the Issuer or any Holder (or any holder of beneficial interests in the Securities that certifies to the Trustee that it is a holder of such beneficial interests or is actually known by the Trustee to be such a holder of beneficial interests as evidenced by a Confidentiality Agreement that has previously been delivered to the Trustee), the Trustee shall, as soon as practicable after receipt of such request and at the Issuer’s sole cost and expense, (a) contact each Holder or each other Holder (and each other holder of beneficial interests in the Securities) to request each such other Holder or other Holder (and each such other holder of beneficial interests in the Securities) to provide its written permission to being identified to the Issuer or the requesting Holder (or holder of beneficial interests in the Securities) by the Trustee, to the extent the Trustee has actual knowledge of the identity of such Holder or other Holder (or other holder of beneficial interests in the Securities), including pursuant to Section 4.02(k) and (b) disclose to the Issuer or the requesting Holder (or other holder of beneficial interests in the Securities) the identity of any such Holder or other Holder (and any such other holder of beneficial interests in the Securities) who provides such written permission to the Trustee. The Trustee shall have no liability if it contacts any Person that it believes to be a beneficial holder of the Securities that is not a beneficial holder of the Securities.

ARTICLE 7

TRUSTEE

SECTION 7.01.  Duties of Trustee.

(a)  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs, except with respect to the obligation to exercise rights and remedies following an Event of Default, which right and remedies shall be performed by the Trustee acting solely upon the direction of Holders of a majority in principal amount of the Securities in accordance with Section 6.03 and Section 6.05.

(b)  Except during the continuance of an Event of Default:

(i)  the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and

(ii)  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)  this paragraph does not limit the effect of Section 7.01(b);

(ii)  the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv)  no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d)  Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f)  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)  No party hereto shall be liable to any other Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including lost profits), even if such Person has been advised of the likelihood of such loss or damage.

(h)  Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section

7.01 and, to the extent made expressly applicable by the terms of this Indenture, to the provisions of the TIA.

SECTION 7.02.  Rights of Trustee.

(a)  The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)  Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c)  The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)  The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)  The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel or Opinion of Counsel.

(f)  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.

(g)  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(h)  The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be compensated, reimbursed and indemnified as provided in Section 7.06, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including as Collateral Agent), and each agent, custodian and other Person employed to act hereunder.

(i)  The Trustee shall not be liable for any action taken or omitted by it in good faith at the direction of the Holders of a majority in principal amount of the Securities as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(j)  Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the Holder of any Security shall be conclusive and binding upon future Holders of Securities and upon Securities executed and delivered in exchange therefor or in place thereof.

(k)  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 7.03.  Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. The Trustee and its Affiliates have engaged, currently are engaged and may in the future engage in financial or other transactions with the Issuer and its Affiliates in the ordinary course of their respective businesses, subject to the TIA (to the extent this Indenture has been qualified thereunder). Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.09 and 7.10.

SECTION 7.04.  Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Guarantee, the Securities or any Security Documents, it shall not be accountable for the Issuer’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer or any Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Section 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g), 6.01(h), 6.01(i), 6.01(j), 6.01(k) or 6.01(l) unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received written notice thereof in accordance with Section 12.01 from the Issuer, any Guarantor or any Holder.

SECTION 7.05.  Notice of Defaults. If a Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall provide to each Holder written notice of the Default within 30 days after it is actually known to a Trust Officer or written notice referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default”, is received by the Trustee in accordance with Section 12.01. Except in the case of a Default in the payment of principal of or premium (if any) or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06.  Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time reasonable compensation for its services, as agreed between the Issuer and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable and documented out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer and each Guarantor, jointly and severally, shall indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable and documented attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture or a Guarantee against the Issuer or a Guarantor (including this Section 7.06) and defending itself against or investigating any claim (whether asserted by the Issuer, any Guarantor, any Holder or any other Person). The obligation to pay such amounts shall survive the discharge of this Indenture, the payment in full or defeasance of the Securities or the removal or resignation of the Trustee. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer or any Guarantor of its indemnity obligations hereunder. The Issuer shall have the opportunity to assume the defense of the claim and the indemnified party shall provide reasonable cooperation at the Issuer’s expense in the defense. Such indemnified parties may have separate counsel and the Issuer and the Guarantors, as applicable, shall pay the reasonable and documented fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Issuer and the Guarantors, as applicable, and such parties in connection with such defense. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense Incurred by an indemnified party through such party’s own willful misconduct or gross negligence (as determined by a final, non-appealable order of a court of competent jurisdiction) or with respect to any settlement made without its consent.

To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, and premium, if any, and interest on, particular Securities.

The Issuer’s and the Guarantors’ payment obligations pursuant to this Section 7.06 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(e) or Section 6.01(f) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not assured to its satisfaction.

SECTION 7.07.  Replacement of Trustee.

(a)  The Trustee may resign in writing at any time upon 30 days prior notice to the Issuer by so notifying the Issuer. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

(i)  the Trustee fails to comply with Section 7.09;

(ii)   the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)   a receiver or other public officer takes charge of the Trustee or its property; or

(iv)  the Trustee otherwise becomes incapable of acting.

(b)  If the Trustee resigns or is removed by the Issuer or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

(c)  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall provide a written notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.06.

(d)  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

(e)  If the Trustee fails to comply with Section 7.09, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)  Notwithstanding the replacement of the Trustee pursuant to this Section 7.07, the obligations of the Issuer and the Guarantors under Section 7.06 shall continue for the benefit of the retiring Trustee.

SECTION 7.08. Successor Trustee by Merger. If the Trustee merges, amalgamates or consolidates with or into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, amalgamation or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force that it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.09.  Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any series of securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer is outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

SECTION 7.10.  Preferential Collection of Claims Against the Issuer. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

SECTION 7.11.  Confidential Information. The Trustee, in its individual capacity and as Trustee, agrees and acknowledges that all confidential information (“Confidential Information”) provided to the Trustee by the Issuer or any Subsidiary (or any direct or indirect equityholder of the Issuer or such Subsidiary) or any Holder (or holder of a beneficial interest in the Securities) may be considered to be proprietary and confidential information. The Trustee agrees to take reasonable precautions to keep Confidential Information confidential, which precautions shall be no less stringent than those that the Trustee employs to protect its own confidential information. The Trustee shall not disclose to any third party other than as set forth herein, and shall not use for any purpose other than the exercise of the Trustee’s rights and the performance of its obligations under this Indenture, any Confidential Information without the prior written consent of the Issuer or such Holder (or such holder of a beneficial interest in the Securities), as applicable. The Trustee shall limit access to Confidential Information received hereunder to (a) its directors, officers, managers and employees and (b) its legal advisors, to each of whom disclosure of Confidential Information is necessary for the purposes described above; provided, however, that in each case such party has expressly agreed to maintain such information in confidence under terms and conditions substantially identical to the terms of this Section 7.11.

The Trustee agrees that the Issuer or any Holder (or any holder of a beneficial interest in the Securities), as applicable, does not have any responsibility whatsoever for any reliance on Confidential Information by the Trustee or by any Person to whom such information is disclosed in connection with this Indenture, whether related to the purposes described above or otherwise. Without limiting the generality of the foregoing, the Trustee agrees that the Issuer or any Holder (or any holder of a beneficial interest in the Securities), as applicable, makes no representation or warranty whatsoever to it with respect to Confidential Information or its suitability for such purposes. The Trustee further agrees that it shall not acquire any rights against the Issuer or any of its Subsidiaries or any employee, officer, director, manager, representative or agent of the Issuer or any of its Subsidiaries or any Holder (or any holder of a beneficial interest in the Securities), as applicable (together with the Issuer, “Confidential Parties”) as a result of the disclosure of Confidential Information to the Trustee and that no Confidential Party has any duty, responsibility, liability or obligation to any Person as a result of any such disclosure.

In the event the Trustee is required to disclose any Confidential Information received hereunder in order to comply with any laws, regulations or court orders, it may disclose such information only to the extent necessary for such compliance; provided, however, that it shall give the Issuer or any Holder (or any holder of a beneficial interest in the Securities), as applicable, reasonable advance written notice of any court proceeding in which such disclosure may be required pursuant to a court order so as to afford the Issuer or any Holder (or any holder of a beneficial interest in the Securities), as applicable, full and fair opportunity to oppose the issuance of such order and to appeal therefrom and shall cooperate reasonably with the Issuer or any Holder (or any holder of a beneficial interest in the Securities), as applicable, in opposing such court order and in securing confidential treatment of any such information to be disclosed or obtaining a protective order narrowing the scope of such disclosure.

Each of the Paying Agent and the Registrar agrees to be bound by this Section 7.11 to the same extent as the Trustee.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.  Discharge of Liability on Securities; Defeasance.

(a)  This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities, as expressly provided for in this Indenture) as to all outstanding Securities when:

(i)  either (1) all the Securities theretofore authenticated and delivered (other than Securities pursuant to Section 2.08 that have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid by the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (2) all of the Securities (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year or (z) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, and premium, if any, and interest on, the Securities to the date of deposit, together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(ii) the Issuer or the Guarantors have paid all other sums payable under this Indenture; and

(iii) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

(b)  Notwithstanding clauses (a)(i) and (a)(ii) above, the Issuer’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 6.07, 7.06 and 7.07 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.06, 8.05 and 8.06 shall survive such satisfaction and discharge.

(c)  Subject to Section 8.01(b) and Section 8.02, the Issuer at any time may terminate (i) all its obligations under the Securities and this Indenture (with respect to such Securities) (“legal defeasance option”) or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.10, 4.11, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.21 and 4.22 and the operation of Section 4.08, Article 5 and Sections 6.01(c), 6.01(d), 6.01(e) (with respect to Restricted Subsidiaries of the Issuer only), 6.01(f) (with respect to Restricted Subsidiaries of the Issuer only), 6.01(g), 6.01(h), 6.01(i), 6.01(j), 6.01(k) and 6.01(l) (“covenant defeasance option”). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Issuer terminates all of its obligations under the Securities and this Indenture (with respect to such Securities) by exercising its legal defeasance option or its covenant defeasance option, the obligations of each Guarantor under its Guarantee of such Securities and the Security Documents shall be terminated simultaneously with the termination of such obligations.

If the Issuer exercises its legal defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default specified in Section 6.01(c), 6.01(d), 6.01(e) (to the extent such Section 6.01(e) applies to Restricted Subsidiaries), 6.01(f) (to the extent such Section 6.01(f) applies to Restricted Subsidiaries), 6.01(g), 6.01(h), 6.01(i), 6.01(j), 6.01(k) or 6.01(l) or because of the failure of the Issuer to comply with Article 5.

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

SECTION 8.02.  Conditions to Defeasance.

(a)  The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

(i)  the Issuer irrevocably deposits in trust with the Trustee cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in an amount sufficient, or U.S. Government Obligations, the principal of and the interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of and premium (if any) and interest on the Securities when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

(ii)  the Issuer delivers to the Trustee a certificate from a firm of independent accountants expressing its opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Securities to maturity or redemption, as the case may be;

(iii) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(e) or Section 6.01(f) with respect to the Issuer occurs that is continuing at the end of the period;

(iv)  the deposit does not constitute a default under any other agreement binding on the Issuer;

(v)  in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an opinion of tax counsel of recognized standing in the United States stating that (1) the Issuer has received from, or there has been published by, the IRS a ruling, or (2) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of tax counsel of recognized standing in the United States shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(vi)  in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an opinion of tax counsel of recognized standing in the United States to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(vii)  the right of any Holder to receive payment of principal of, and premium, if any, and interest on, such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities shall not be impaired; and

(viii)  the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities to be so defeased and discharged as contemplated by this Article 8 have been complied with.

(b)  Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Securities at a future date in accordance with Article 3.

SECTION 8.03.  Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations (including proceeds thereof) deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities so discharged or defeased.

SECTION 8.04.  Repayment to Issuer. Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon request any money or U.S. Government Obligations held by it as provided in this Article 8 that, in the written opinion of a firm of independent public accountants recognized in the United States delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article 8.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05.  Indemnity for Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06.  Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Securities so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuer has made any payment of principal of or interest on any such Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.

ARTICLE 9

AMENDMENTS AND WAIVERS

SECTION 9.01.  Without Consent of the Holders. Notwithstanding Section 9.02, the Issuer, the Collateral Agent, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities, the Security Documents or the Intercreditor Agreements, and may waive any provision thereof, without notice to or consent of any Holder:

(i)  to cure any ambiguity, omission, mistake, defect or inconsistency;

(ii)  to provide for the assumption by a Successor Company of the obligations of the Issuer under this Indenture and the Securities in accordance with the terms of this Indenture;

(iii)  to provide for the assumption by a Successor Guarantor of the obligations of a Guarantor under this Indenture and its Guarantee;

(iv)  to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Sections 871(h)(2)(B) and 881(c)(2)(B) of the Code and United States Treasury Regulation Section 5f.103-1(c);

(v)  to add additional Guarantees or co-obligors with respect to the Securities in accordance with the terms of this Indenture;

(vi)  to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power conferred herein upon the Issuer in accordance with the terms of this Indenture;

(vii)  to comply with any requirement of the SEC in connection with qualifying or maintaining the qualification of this Indenture under the TIA (to the extent any such qualification is required);

(viii)  to make any change that does not adversely affect the rights of any Holder;

(ix)  to add additional assets as Notes Collateral to secure the Securities;

(x)  to provide for or confirm the issuance of Additional Securities and PIK Securities;

(xi)  to release a Guarantor in accordance with the provisions of this Indenture, the Security Documents and the Intercreditor Agreements when permitted or required by this Indenture, the Security Documents or the Intercreditor Agreements;

(xii)  to release Notes Collateral from the Lien pursuant to this Indenture, the Security Documents and the Intercreditor Agreements when permitted or required by this Indenture, the Security Documents or the Intercreditor Agreements; or

(xiii)  to modify the Security Documents or the Intercreditor Agreements (a) to secure additional extensions of credit and add additional secured creditors holding First Priority Lien Obligations so long as the Incurrence of such First Priority Lien Obligations and related Liens are not prohibited by the provisions of this Indenture, (b) as provided for in provisions comparable to Section 2.11(b) of the form of Intercreditor Agreement attached as Exhibit D or (c) to add the Issuer or any Guarantor as a party to any Intercreditor Agreement to the extent such party Incurs any Secured Indebtedness that constitutes First Priority Lien Obligations in accordance with the terms of this Indenture or to remove the Issuer or any Guarantor as a party to any Intercreditor Agreement to the extent such party ceases to be bound by any and all First Priority Lien Obligations.

Upon the request of the Issuer, and upon receipt by the Trustee of the documents described in Section 9.05, the Trustee shall join with the Issuer in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such modified or amended indenture that affects its own rights, duties or immunities under this Indenture or otherwise. After an amendment under this Section 9.01 becomes effective, the Issuer shall provide to the Holders a written notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02.  With Consent of the Holders.

(a)  The Issuer, the Collateral Agent, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities, the Security Documents and the Intercreditor Agreements, and may waive any provision thereof (including the provisions of Section 4.08), with the written consent of the Holders of a majority in principal amount of the Securities then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for the Securities). However, without the consent of each Holder of an outstanding Security affected, an amendment, supplement or waiver may not:

(i)  reduce the amount of Securities whose Holders must consent to an amendment;

(ii)   reduce the rate of or extend the time for payment of interest on any Security or make any change to Paragraph 1(c) of the Securities (or Paragraph 1(c) of the form of Security set forth in Exhibit A);

(iii)   reduce the principal of or change the Stated Maturity of any Security (or reduce the amount of any payment of any installment of principal or change the due date in respect of the payment of any installment of principal);

(iv)  reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may be redeemed or repurchased in accordance with Article 3 or Section 4.08;

(v)  make any Security payable in currency other than that stated in such Security;

(vi)  expressly subordinate the Securities or any Guarantees in right of payment to any other Indebtedness of the Issuer or any Guarantor or adversely affect the priority of any Liens securing the Securities and the Guarantees, except as provided in the Intercreditor Agreements;

(vii)  impair the right of any Holder to receive payment of principal of or premium, if any, and interest on such Holder’s Securities on or after the due dates (or the due date in respect of the payment of any installment of principal) therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(viii)  make any change in Section 6.04 or the second sentence of this Section 9.02;

(ix)  make any change to the definition of “Additional Securities Triggering Event,” “JATENZO®” or “JATENZO® Net Sales”;

(x)  modify any Guarantees in any manner adverse to the Holders; or

(xi)  make any change in the provisions in this Indenture or the Intercreditor Agreements dealing with the application of proceeds of Notes Collateral that would adversely affect the Holders of the Securities.

Without the consent of the Holders of at least two-thirds in aggregate principal amount of the Securities then outstanding or as otherwise provided in the Intercreditor Agreements, no amendment, supplement or waiver may release all or substantially all of the Notes Collateral from the Lien of this Indenture and the Security Documents with respect to the Securities. Without the consent of the Holders of at least 90% in aggregate principal amount of the Securities then outstanding, an amendment, supplement or waiver may not make any change in Section 4.19.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver if such consent approves the substance thereof.

(b)  After an amendment under this Section 9.02 becomes effective, the Issuer shall provide to the Holders a written notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03.  Revocation and Effect of Consents and Waivers.

(a)  A consent to an amendment, supplement or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent, supplement or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, supplement or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Issuer certifying that the requisite principal amount of Securities have consented. After an amendment, supplement or waiver becomes effective, it shall bind every Holder. An amendment, supplement or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of consents by the Holders of the requisite principal amount of Securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment, supplement or waiver, (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer and the Trustee and (iv) delivery to the Trustee of the Officer’s Certificate and Opinion of Counsel required under Article 12.

(b)  The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding Section 9.03(a), those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.04.  Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Issuer may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.05.  Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall be entitled to receive indemnity satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and the Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

SECTION 9.06.  Payment for Consent. Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

SECTION 9.07.  Additional Voting Terms; Calculation of Principal Amount. All Securities issued under this Indenture shall vote and consent together on all matters (as to which any of such Securities may vote) as one class. Determinations as to whether Holders of the requisite aggregate principal amount of Securities have concurred in any direction, waiver or consent shall be made in accordance with this Article 9 and Section 2.14.

ARTICLE 10

GUARANTEES

SECTION 10.01.  Guarantees.

(a)  Subject to the provisions of this Article 10, each Guarantor hereby jointly and severally with each other Guarantor irrevocably and unconditionally guarantees, to the extent lawful, as a primary obligor and not merely as a surety on a senior basis to each Holder, the Trustee, the Collateral Agent and their respective successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all Obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, or premium or interest on, the Securities and all other monetary obligations of the Issuer under this Indenture and the Securities, and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer, whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities, on the terms set forth in this Indenture by becoming a party to this Indenture (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).

(b)  Each Guarantor further agrees (to the extent permitted by law) that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation. The Guaranteed Obligations of a Guarantor will be secured by security interests (subject to Permitted Liens) in the Notes Collateral owned by such Guarantor to the extent provided for in the Security Documents and as required pursuant to Sections 4.11 and 4.13.

(c)  Each Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder, the Trustee or the Collateral Agent to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities, any Security Document, or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Securities, any Security Document or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities, any Security Document or any other agreement; (iv) the release of any security held by any Holder, the Trustee or the Collateral Agent for the Guaranteed Obligations or any Guarantor; (v) the failure of any Holder, the Trustee or the Collateral Agent to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 10.03.

(d)  Each Guarantor hereby waives any right to which it may be entitled to (i) have its obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed, (ii) have the assets of the Issuer or any other Guarantor first be used and depleted as payment of the Issuer’s or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder and (iii) require that the Issuer be sued prior to an action being initiated against such Guarantor.

(e)  Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment and performance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder, the Trustee or the Collateral Agent to any security held for payment of the Guaranteed Obligations.

(f)  Except as expressly set forth in Sections 8.01, 10.02, 10.03 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full of the Guaranteed Obligations), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by (i) the failure of any Holder, the Trustee or the Collateral Agent to assert any claim or demand or to enforce any remedy under this Indenture, the Securities, any Security Document or any other agreement, (ii) any waiver or modification of any thereof, (iii) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations or (iv) any other act or thing or omission or delay to do any other act or thing that may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(g)  Except as expressly set forth in Sections 8.01 and 10.03, each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of its Guaranteed Obligations. Except as expressly set forth in Sections 8.01 and 10.03, each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

(h)  In furtherance of the foregoing and not in limitation of any other right that any Holder, the Trustee or the Collateral Agent has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee in accordance with this Indenture, forthwith pay, or cause to be paid, in cash, to the Holders, the Trustee or the Collateral Agent an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations then due, (ii) accrued and unpaid interest on such Guaranteed Obligations then due (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer then due to the Holders, the Trustee and the Collateral Agent in respect of the Guaranteed Obligations.

(i)  Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders, the Trustee and the Collateral Agent, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

(j)  Each Guarantor also agrees to pay any and all costs and expenses (including reasonable and documented attorneys’ fees and expenses) incurred by the Trustee, the Collateral Agent or any Holder in enforcing any rights under this Section 10.01.

(k)  Each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 10.02.  Limitation on Liability. Each Guarantor hereby confirms that it is its intention that the Guarantee of such Guarantor does not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Collateral Agent, the Holders and the Guarantors hereby irrevocably agree that, any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, can be guaranteed hereby without rendering the Guarantee, as it relates to such Guarantor, void or voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective maximum liability of all the Guarantors at the time of such payment.

SECTION 10.03.  Releases. A Guarantee as to any Guarantor shall terminate and be of no further force or effect and such Guarantor shall be deemed to be automatically released from all obligations under this Article 10 upon:

(a)  the Disposition or exchange (including through merger, amalgamation, consolidation or otherwise) of the Capital Stock of the applicable Guarantor if (i) such Disposition or exchange is made to a Person that is not the Issuer or a Restricted Subsidiary in a manner not in violation of this Indenture and (ii) after giving effect to such Disposition or exchange, such Guarantor is no longer a Restricted Subsidiary;

(b)  the Issuer designating such Guarantor to be an Unrestricted Subsidiary in accordance with the provisions set forth in Section 4.04 and the definition of “Unrestricted Subsidiary”;

(c)  the merger, amalgamation or consolidation of any Guarantor with and into the Issuer or another Guarantor that is the surviving Person in such merger, amalgamation or consolidation or upon the liquidation of such Guarantor following the Disposition of all of its assets to the Issuer or another Guarantor; or

(d)  the Issuer’s exercise of the Issuer’s legal defeasance option or covenant defeasance option in accordance with Section 8.01 or if the obligations of the Issuer and such Guarantor under this Indenture are discharged in accordance with the terms of this Indenture.

Notwithstanding anything to the contrary in this Article 10, neither the consent nor the acknowledgment of the Trustee, the Collateral Agent or the Holders (or any of them) shall be necessary to effect any such release. None of the Trustee, the Issuer or any Guarantor will be required to make a notation on the Securities or any Guarantee to reflect any such release, termination or discharge. Upon the request of the Issuer, and upon the satisfaction of one of the foregoing requirements and conditions to the release of a Guarantor under this Section 10.03, the Trustee will execute any documents reasonably requested by the Issuer or such Guarantor in order to evidence the release of a Guarantor from its obligations under its Guarantee hereunder.

SECTION 10.04.  Successors and Assigns. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Trustee, the Collateral Agent and the Holders and their successors and assigns and, in the event of any transfer or assignment of rights by any Holder, the Collateral Agent or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.05.  No Waiver. Neither a failure nor a delay on the part of the Trustee, the Collateral Agent or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee, the Collateral Agent and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits that any of them may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.06.  Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.07.  Execution of Supplemental Indenture for Future Guarantors. Each Person that is required to become a Guarantor after the Issue Date pursuant to Section 4.10 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C pursuant to which such Person shall become a Guarantor under this Article 10 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Person and that, subject to the application of Bankruptcy Laws and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms or to such other matters as the Trustee may reasonably request.

SECTION 10.08.  No Impairment. The failure to endorse a Guarantee on any Security shall not affect or impair the validity thereof. If an Officer whose signature is on this Indenture or the notation of Guarantee no longer holds that office at the time the Trustee authenticates the Securities, the Guarantee shall be valid nevertheless.

SECTION 10.09.  Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

ARTICLE 11

SECURITY DOCUMENTS

SECTION 11.01.  Collateral and Security Documents. The due and punctual payment of the principal of and interest on the Securities when and as the same shall be due and payable, whether on an Payment Date, at Stated Maturity, or by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Securities and performance of all other Guaranteed Obligations of the Issuer and the Guarantors to the Holders, the Trustee or the Collateral Agent under this Indenture, the Securities, the Intercreditor Agreements and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Guaranteed Obligations, subject to the terms of the Intercreditor Agreements. The Trustee and the Issuer hereby acknowledge and agree that the Collateral Agent holds the Notes Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the terms of the Security Documents and the Intercreditor Agreements. Each Holder, by accepting a Security, appoints U.S. Bank National Association as Collateral Agent and consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Notes Collateral) and the Intercreditor Agreements as the same may be in effect or may be amended from time to time in accordance with their respective terms and this Indenture, and authorizes and directs the Trustee to enter into the Security Documents and the Intercreditor Agreements and to bind the Holders to the terms thereof and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuer shall deliver to the Trustee (if it is not then also appointed and serving as Collateral Agent) copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 11.01, to assure and confirm to the Trustee and the Collateral Agent the Liens on the Notes Collateral contemplated hereby, by the Security Documents or by any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Issuer shall take, and shall cause the Guarantors to take, any and all actions reasonably required to cause the Security Documents to create and maintain at all times, as security for the Obligations of the Issuer and the Guarantors hereunder, a valid and enforceable perfected Lien on all of the Notes Collateral (subject to the terms of the Security Documents and the Intercreditor Agreements), in favor of the Collateral Agent for the benefit of the Trustee and the Holders under the Security Documents. Notwithstanding anything to the contrary in this Indenture or any Security Document, in no event shall the Collateral Agent be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or other Liens intended to be created by this Indenture or the Security Documents (including the filing or continuation of any Uniform Commercial Code financing or continuation statements or similar documents or instruments), nor shall the Collateral Agent be responsible for, and the Collateral Agent makes no representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or other Liens intended to be created thereby.

SECTION 11.02.  Release of Collateral.

(a)  Subject to Sections 11.02(b) and 11.03, the Notes Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents or the Intercreditor Agreements or as provided hereby. The Issuer and the Guarantors will be entitled to a release of assets included in the Notes Collateral from the Liens securing the Securities, and the Trustee shall release, or instruct the Collateral Agent to release, as applicable, the same from such Liens at the Issuer’s sole cost and expense, under one or more of the following circumstances:

(1)  to enable the Issuer or any Restricted Subsidiary to exchange or Dispose of any of the Notes Collateral to any Person other than the Issuer or any Guarantor (but excluding any transaction subject to Article 5 where the recipient is required to become the obligor on the Securities or a Guarantee) to the extent not prohibited by this Indenture, including Section 4.06, and only to the extent that such exchange or Disposal results in a legal transfer of title of such Notes Collateral;

(2)  in the case of a Guarantor that is released from its Guarantee with respect to the Securities in accordance with this Indenture, the release of the Notes Collateral owned by such Guarantor;

(3)  in respect of the Notes Collateral owned by a Guarantor, upon the designation of such Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.04 and the definition of “Unrestricted Subsidiary”;

(4)  in respect of the ABL Collateral (x) to the extent any first-priority liens on such ABL Collateral are released by the First Lien Agent in connection with a Disposition of ABL Collateral to the extent not prohibited under Section 4.06 (except with respect to any proceeds of such Disposition that remain after satisfaction in full of the First Priority Lien Obligations secured by such ABL Collateral) or (y) in accordance with an Intercreditor Agreement; or

(5)  pursuant to an amendment, supplement or waiver in accordance with Article 9.

Notwithstanding the existence of any Event of Default, the junior lien on the ABL Collateral securing the Securities shall terminate and be released automatically to the extent the first-priority liens on the ABL Collateral are released by the First Lien Agent in connection with a Disposition of ABL Collateral that is either not prohibited under this Indenture or occurs in connection with the foreclosure of, or other exercise of remedies with respect to, such ABL Collateral by the First Lien Agent (except with respect to any proceeds of such Disposition that remain after satisfaction in full of the First Priority Lien Obligations).

Upon receipt of an Officer’s Certificate certifying that all conditions precedent under this Indenture and the Security Documents, if any, to such release have been met and any necessary or proper (as determined by the Issuer) instruments of termination, satisfaction or release have been prepared by the Issuer, the applicable Guarantors shall automatically be released from their obligations (and any related Liens on the assets of such Guarantors shall automatically be released) and the Collateral Agent shall execute, deliver or acknowledge (at the Issuer’s expense) such instruments or releases to evidence the release of any Notes Collateral permitted to be released pursuant to this Indenture or the Security Documents or the Intercreditor Agreements.

(b)  At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Securities has been accelerated (whether by declaration or otherwise) and the Trustee (if not then also appointed and serving as Collateral Agent) has delivered a notice of acceleration to the Collateral Agent, no release of Notes Collateral pursuant to the provisions of this Indenture or the Security Documents will be effective as against the Holders, except as otherwise provided in the Intercreditor Agreements.

SECTION 11.03.  Permitted Releases Not To Impair Lien. The release of any Notes Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Notes Collateral or Liens are released pursuant to (x) the applicable Security Documents and the terms of this Article 11 or (y) the Intercreditor Agreements. Each of the Holders acknowledges that a release of Notes Collateral or a Lien in accordance with the terms of the Security Documents and the Intercreditor Agreements and of this Article 11 will not be deemed for any purpose to be in contravention of the terms of this Indenture.

SECTION 11.04.  Suits To Protect the Collateral. Subject to the provisions of Article 7 and the Intercreditor Agreements, the Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may or may direct the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(a)  enforce any of the terms of the Security Documents; and

(b)  collect and receive any and all amounts payable in respect of the Guaranteed Obligations of the Issuer hereunder.

Subject to the provisions of the Security Documents and the Intercreditor Agreements, the Trustee shall have the power (but not the obligation) to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Notes Collateral by any acts that may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Notes Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Notes Collateral or be prejudicial to the interests of the Holders or the Trustee).

SECTION 11.05.  Authorization of Receipt of Funds by the Trustee Under the Security Documents. Subject to the provisions of the Intercreditor Agreements, the Trustee is authorized (a) to receive any funds for the benefit of the Holders distributed under the Security Documents and (b) to make further distributions of such funds to the Holders according to the provisions of this Indenture.

SECTION 11.06.  Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 11 to be sold be under any obligation to ascertain or inquire into the authority of the Issuer or the applicable Guarantor to make any such sale or other transfer.

SECTION 11.07.  Powers Exercisable by Receiver or Trustee. In case the Notes Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Issuer or a Guarantor with respect to the release or Disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Guarantor or of any officer or officers thereof required by the provisions of this Article 11; and if the Trustee shall be in the possession of the Notes Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

SECTION 11.08.  Release Upon Termination of the Issuer’s Obligations. In the event that the Issuer delivers to the Trustee an Officer’s Certificate certifying that (i) payment in full of the principal of, together with premium, if any, and accrued and unpaid interest on, the Securities and all other Obligations with respect to the Securities under this Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with premium, if any, and accrued and unpaid interest (including additional interest, if any), are paid, (ii) all the Obligations under this Indenture, the Securities and the Security Documents have been satisfied and discharged by complying with the provisions of Article 8 or (iii) the Issuer shall have exercised its legal defeasance option or its covenant defeasance option, in each case in compliance with the provisions of Article 8, the Trustee shall deliver to the Issuer and the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Notes Collateral (other than with respect to funds held by the Trustee pursuant to Article 8), and any rights it has under the Security Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Notes Collateral on behalf of the Trustee and shall do or cause to be done all acts reasonably requested by the Issuer to release such Lien as soon as is reasonably practicable.

SECTION 11.09.  Collateral Agent.

(a)  U.S. Bank National Association shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Agreements, neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Notes Collateral or for any delay in doing so or shall be under any obligation to Dispose of any Notes Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Notes Collateral or any part thereof. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Intercreditor Agreements or the Security Documents, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in this Indenture, in the Intercreditor Agreements and in the Security Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder, the Issuer or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Intercreditor Agreements or the Security Documents or shall otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” or “Agent” in this Indenture, the Intercreditor Agreements and the Security Documents with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct or gross negligence (as determined by a final, non-appealable order of a court of competent jurisdiction).

(b)  The Collateral Agent is authorized and directed to (i) enter into the Security Documents, (ii) enter into the Intercreditor Agreements, (iii) bind the Holders on the terms as set forth in the Security Documents and the Intercreditor Agreements and (iv) perform and observe its obligations under the Security Documents and the Intercreditor Agreements.

(c)  If the Issuer or any Guarantors Incur any obligations in respect of any First Priority Lien Obligations at any time when no intercreditor agreement with respect thereto is in effect or at any time when Indebtedness constituting First Priority Lien Obligations entitled to the benefit of an existing intercreditor agreement is concurrently retired, the Issuer shall deliver to the Collateral Agent an Officer’s Certificate so stating and requesting the Collateral Agent to enter into an Intercreditor Agreement in favor of a designated agent or representative for the holders of the First Priority Lien Obligations so Incurred, and the Trustee and the Collateral Agent shall (and are hereby authorized and directed to) enter into such Intercreditor Agreement, bind the Holders on the terms set forth therein and perform and observe their obligations thereunder.

(d)  The Collateral Agent shall act pursuant to the instructions of the Holders and the Trustee with respect to the Security Documents and the Notes Collateral. For the avoidance of doubt, the Collateral Agent shall have no discretion under this Indenture, the Intercreditor Agreements or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the requisite Holders or the Trustee, as applicable. After the occurrence of an Event of Default, the Trustee may direct the Collateral Agent in connection with any action required or permitted by this Indenture, the Security Documents or the Intercreditor Agreements.

(e)  The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee, a Holder or the Issuer referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default”. The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee or the Holders of a majority in aggregate principal amount of the Securities subject to this Article 11.

(f)  No provision of this Indenture or any Security Document shall require the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Collateral Agent) if it shall have reasonable grounds for believing that repayment of such funds is not assured to it. Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreements or the Security Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Notes Collateral, the Collateral Agent shall not be required to commence any such action, exercise any remedy, inspect or conduct any studies of any property or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Notes Collateral or such property of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time be entitled to cease taking any action described in this Section 11.09(f) if it no longer reasonably deems any indemnity, security or undertaking from the Issuer or the Holders to be sufficient.

(g)  The Collateral Agent shall not be responsible in any manner to any of the Trustee or any Holder for the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Security Documents or the Intercreditor Agreements or for any failure of the Issuer, any Guarantor or any other party to this Indenture, the Security Documents or the Intercreditor Agreements to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Security Documents or the Intercreditor Agreements or to inspect the properties, books or records of the Issuer or the Guarantors.

(h)  The parties hereto and the Holders hereby agree and acknowledge that the Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Intercreditor Agreements or the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that, in the exercise of its rights under this Indenture, the Intercreditor Agreements and the Security Documents, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Notes Collateral and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Notes Collateral.

(i)  Upon the receipt by the Collateral Agent of a written request of the Issuer signed by two Officers pursuant to this Section 11.09(i) (a “Security Document Order”), the Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document to be executed after the Issue Date. Such Security Document Order shall (i) state that it is being delivered to the Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 11.09(i) and (ii) instruct the Collateral Agent to execute and enter into such Security Document. Any such execution of a Security Document shall be at the direction and expense of the Issuer, upon delivery to the Collateral Agent of an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent to the execution and delivery of such Security Document have been satisfied. The Holders, by their acceptance of the Securities, hereby authorize and direct the Collateral Agent to execute such Security Documents.

(j)  The Collateral Agent’s resignation or removal shall be governed by provisions equivalent to Section 7.07(a), Section 7.07(b), Section 7.07(c), Section 7.07(d) and Section 7.07(f).

(k)  The Collateral Agent shall be entitled to all of the protections, immunities, indemnities, rights and privileges of the Trustee set forth in this Indenture, and all such protections, immunities, indemnities, rights and privileges shall apply to the Collateral Agent in its roles under any Security Document or the Intercreditor Agreements, whether or not expressly stated therein.

ARTICLE 12

MISCELLANEOUS

SECTION 12.01.  Notices.

(a)  Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile, via electronic mail, via overnight courier or via first- class mail addressed as follows:

if to the Issuer or a Guarantor:

Clarus Therapeutics, Inc.
555 Skokie Boulevard, Suite 340
Northbrook, Illinois 60062
Attention: Steven A. Bourne
Facsimile: (847) 562-4306

with a copy to (which shall not constitute notice)

Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts, 02210
Attention: Arthur R. McGivern
Facsimile: 617.801.8626

if to the Trustee or to the Collateral Agent:

U.S. Bank National Association
Corporate Trust Services
633 West Fifth Street, 24th Floor
Los Angeles, California 90071
Attention: P. Oswald (Clarus Therapeutics, Inc)
Facsimile: (213) 615-6197

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Any notice, direction, request or demand hereunder to or upon the Trustee or the Collateral Agent shall be deemed to have been sufficiently given or made, for all purposes, upon actual receipt by the Trustee or the Collateral Agent if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office or sent electronically in PDF format.

(b)  Any notice or communication mailed to a Holder shall be mailed, first-class mail, to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed. Any notice or communication to be delivered to a Holder of Global Securities shall be delivered in accordance with the applicable procedures of the Depository and shall be sufficiently given to such Holder if so delivered to the Depository within the time prescribed.

(c)  Failure to provide a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given and provided, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.

(d)  Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of repurchase) to a Holder (whether by mail or otherwise), such notice shall be sufficiently given (in the case of a Global Security) if given to the Depository (or its designee) pursuant to the standing instructions from the Depository or its designee, including by electronic mail in accordance with accepted practices or procedures at the Depository.

SECTION 12.02.  Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

(a)  an Officer’s Certificate to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)  an Opinion of Counsel to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.03.  Statements Required in Certificate or Opinion. Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.02(c)) shall include:

(a)  a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)  a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)  a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 12.04.  When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination. Notwithstanding the foregoing, if any such Person or Persons owns 100% of the Securities, such Securities shall not be so disregarded as aforesaid.

SECTION 12.05.  Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the Holders. The Registrar and a Paying Agent may make reasonable rules for their functions.

SECTION 12.06.  Legal Holidays. If a Payment Date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such Payment Date if it were a Business Day for the intervening period. If a Record Date is not a Business Day, the Record Date shall not be affected.

SECTION 12.07.  GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITY. THIS INDENTURE, THE SECURITIES, THE SECURITY DOCUMENTS AND THE INTERCREDITOR AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) EXCEPT TO THE EXTENT THAT LOCAL LAW GOVERNS THE CREATION, PERFECTION, PRIORITY OR ENFORCEMENT OF SECURITY INTERESTS. The Issuer, the Guarantors, the Trustee and, by its acceptance of a Security, each Holder (and holder of beneficial interests in a Security) hereby submit to the non-exclusive jurisdiction of the federal and state courts of competent jurisdiction in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Indenture or the transactions contemplated hereby. To the extent that the Issuer or any Guarantor may in any jurisdiction claim for itself or its assets immunity (to the extent such immunity may now or hereafter exist, whether on the grounds of sovereign immunity or otherwise) from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process (whether through service of notice or otherwise), and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), such Issuer or Guarantor, as applicable, irrevocably agrees with respect to any matter arising under this Indenture for the benefit of the Holders not to claim, and irrevocably waives, such immunity to the full extent permitted by the laws of such jurisdiction.

SECTION 12.08.  No Recourse Against Others. No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer or in any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Securities, this Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

SECTION 12.09.  Successors. All agreements of the Issuer and each Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.10.  Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be deemed an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 12.11.  Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12.12.  Indenture Controls. If and to the extent that any provision of the Securities limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

SECTION 12.13.  Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 12.14.  Currency of Account; Conversion of Currency; Currency Exchange Restrictions.

(a)  U.S. Dollars are the sole currency of account and payment for all sums payable by the Issuer and the Guarantors under or in connection with the Securities, the Guarantees and this Indenture, including damages related thereto. Any amount received or recovered in a currency other than U.S. Dollars by a Holder (whether as a result of, or as a result of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise) in respect of any sum expressed to be due to it from the Issuer or a Guarantor shall only constitute a discharge to the Issuer or any such Guarantor to the extent of the U.S. Dollar amount, which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under the applicable Securities, the Issuer and the Guarantors shall indemnify it against any loss sustained by it as a result as set forth in Section 12.14(b). In any event, the Issuer and the Guarantors shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 12.14, it will be sufficient for the Holder of a Security to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above).

(b)  The Issuer and the Guarantors, jointly and severally, covenant and agree that the following provisions shall apply to conversion of currency in the case of the Securities, the Guarantees and this Indenture:

(i)  if for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “Judgment Currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine);

(ii)   if there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuer and the Guarantors will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due; and

(iii)  in the event of the winding-up of the Issuer or any Guarantor at any time while any amount or damages owing under the Securities, the Guarantees and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Issuer and the Guarantors shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (A) the date as of which the non-U.S. currency equivalent of the amount due or contingently due under the Securities, the Guarantees and this Indenture (other than under this subSection (b)(iii)) is calculated for the purposes of such winding-up and (B) the final date for the filing of proofs of claim in such winding-up (which shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Issuer or such Guarantor may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereof).

(c)  The obligations contained in this Section 12.14 shall constitute separate and independent obligations from the other obligations of the Issuer and the Guarantors under this Indenture, shall give rise to separate and independent causes of action against the Issuer and the Guarantors, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Issuer or any Guarantor for a liquidated sum in respect of amounts due hereunder (other than under subSection (b)(iii) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Issuer or any Guarantor or the liquidator or otherwise or any of them. In the case of subSection (b)(iii) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(d)  For purposes of this Section 12.14, the term “rate(s) of exchange” shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (New York City time) for spot purchases of the Base Currency with the Judgment Currency other than the Base Currency and includes any premiums and costs of exchange payable.

SECTION 12.15.  Intercreditor Agreement Governs.

(a)  The terms of this Indenture are subject to the Intercreditor Agreements. Each Holder, by its acceptance of a Security, (i) consents to the subordination of Liens provided for in the Intercreditor Agreements, (ii) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreements and (iii) authorizes and instructs the Trustee to enter into the Intercreditor Agreements and the Collateral Agent to enter into the Intercreditor Agreements as Noteholder Collateral Agent (as defined therein) and to bind such Holder to the terms thereof, and, in each case, on behalf of such Holder. The foregoing provisions are intended as an inducement to the other lenders to the Issuer or any Guarantors acting as a secured party under the Intercreditor Agreements to extend credit and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreements. Pursuant to the authorization of each Holder, the Trustee and the Collateral Agent hereby agree to enter into Intercreditor Agreements substantially in the form of Exhibit D from time to time upon the request of the Issuer, when accompanied by an Officer’s Certificate and Opinion of Counsel confirming compliance with all conditions precedent set forth herein. To the extent the provisions of this Indenture conflict or are inconsistent with the Intercreditor Agreements, each Holder (by accepting a Security), the Trustee and the Collateral Agent consents and agrees that the Intercreditor Agreements will control.

(b)  Notwithstanding anything to the contrary herein, in this Indenture or in any Security Document or any ABL Document (as such term is defined in the Intercreditor Agreements), the Issuer and the Guarantors shall not be required to act or refrain from acting (i) pursuant to this Indenture or any Security Document solely with respect to any ABL Collateral in any manner that would cause a default under any ABL Document, or (ii) pursuant to any ABL Document solely with respect to any Noteholder First Lien Collateral in any manner that would cause a default under this Indenture or any Security Document. For avoidance of doubt, and for the purposes of this paragraph only, the terms Security Document and ABL Document do not include the Intercreditor Agreements.

SECTION 12.16.  Tax Matters.

(a)  The Issuer has entered into this Indenture, and the Securities will be issued, with the intention that, for all tax purposes, the Securities will qualify as indebtedness. The Issuer, by entering into this Indenture, and each Holder and beneficial owner of Securities, agree to treat the Securities as indebtedness for all tax purposes.

(b)  The Issuer shall not be obligated to pay any additional amounts to the Holders or beneficial holder of Securities as a result of any withholding or deduction for, or on account of, any present or future taxes imposed on payments in respect of the Securities. Unless otherwise required by applicable law, if Definitive Securities are issued, so long as a Person shall have delivered to the Issuer a properly completed IRS Form W- 9, IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI or other applicable IRS form or, in the case of a Person claiming the exemption from U.S. federal withholding tax under Section 871(h) of the Code or Section 881(c) of the Code with respect to payments of “portfolio interest”, the appropriate properly completed IRS form together with a certificate substantially in the form of Exhibit G, neither the Issuer nor the Trustee shall withhold taxes on payments of interest made to any such Person. Any such IRS Form W- 8BEN or IRS Form W-8BEN-E shall specify whether the Holder or beneficial holder of Securities to whom the form relates is entitled to the benefits of any applicable income tax treaty.

(c)  If Definitive Securities are issued, (i) if any withholding tax is imposed on the Issuer’s payment under the Securities to any Holder or beneficial holder of Securities, such tax shall reduce the amount otherwise distributable to such Holder or beneficial holder, as the case may be, (ii) the Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Holder or beneficial holder of Securities sufficient funds for the payment of any withholding tax that is legally owed by the Issuer (but such authorization shall not prevent the Trustee from contesting any such withholding tax in appropriate proceedings and withholding payment of such tax, if permitted by applicable law, pending the outcome of such proceedings) and (iii) the amount of any withholding tax imposed with respect to any Holder or beneficial holder of Securities shall be treated as cash distributed to such Holder or beneficial holder, as the case may be, at the time it is withheld by the Trustee and remitted to the appropriate taxing authority. If the applicable withholding agent determines that withholding tax is payable with respect to a payment under the Securities, the Trustee may (but shall have no obligation to) withhold such amounts in accordance with this Section 12.16. Nothing herein shall impose an obligation on the part of the Trustee to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Securities.

SECTION 12.17.  USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each Person that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

SECTION 12.18.  WAIVER OF TRIAL BY JURY. EACH OF THE ISSUER, EACH GUARANTOR, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 12.19.  Limited Incorporation of the TIA. This Indenture is not subject to the mandatory provisions of the TIA. The provisions of the TIA are not incorporated by reference in or made part of this Indenture unless specifically provided herein.

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IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

CLARUS THERAPEUTICS, INC.

By:	/s/ Steven A. Bourne
Name: Steven A. Bourne
Title: Chief Financial Officer

[Signature Page to Indenture]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Bradley E. Scarbrough
Name: Bradley E. Scarbrough
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Bradley E. Scarbrough
Name: Bradley E. Scarbrough
Title: Vice President

[Signature Page to Indenture]